EXECUTION VERSION

SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT, dated July 31, 2018 (this “Agreement”), is entered into by and among Third Point Reinsurance Company Ltd., a Bermuda Class 4 insurance company (“TP Re Bermuda”), Third Point Reinsurance (USA) Ltd., a Bermuda Class 4 insurance company (“TP Re USA,” and together with TP Re Bermuda, “TP Re”), and Third Point Enhanced LP, a Cayman Islands exempted limited partnership (the “Fund”). Reference is made to that certain Amended and Restated Exempted Limited Partnership Agreement of the Fund, dated July 31, 2018 (the “Partnership Agreement”). All capitalized terms used herein (including in Appendix A) and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.
WHEREAS, TP Re Bermuda and TP Re USA wish to transfer legal title to all of the assets and liabilities (other than the Collateral Assets and assets to maintain the Liquidity Buffer) held in their respective Joint Ventures to the Fund; and
WHEREAS, the Fund desires to admit each of TP Re Bermuda and TP Re USA as limited partners of the Fund.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.Transfer of Assets.
(a)    TP Re Bermuda and TP Re USA each hereby agree to transfer legal title (including all rights, obligations, liabilities, credits and other adjustments and/or payments, whether known, unknown, or that could have been known as of the applicable Transfer Date (as defined below)) to all of the assets and liabilities (other than the Collateral Assets and assets to maintain the Liquidity Buffer) (“Investable Assets”) held in their respective Joint Ventures to the Fund (the “Transfer”), with such Transfer commencing on August 31, 2018 (the “Effective Date” and together with any subsequent date on which Investable Assets are transferred to the Partnership, the “Transfer Dates” and each, a “Transfer Date”). TP Re Bermuda and TP Re USA each acknowledges that the Transfer shall be effectuated, to the extent applicable, through agreements with custodians and prime brokers, and TP Re Bermuda and TP Re USA each agrees to use all commercially reasonable efforts to execute and deliver such agreements. The Fund hereby accepts all such assets and assumes all such liabilities of Investable Assets as of the applicable Transfer Date.
(b)    During the period beginning on the date of this Agreement and ending on the last Transfer Date, if any event occurs, which would give TP Re the right to withdraw from the Partnership under the Partnership Agreement, then TP Re shall not be obligated to transfer to the Partnership an amount of Investable Assets that TP Re would be entitled to

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withdraw from the Partnership under the Partnership Agreement had such Investable Assets been invested in the Partnership. If TP Re does not transfer Investable Assets following the occurrence of an event which would have given TP Re the right to withdraw from the Partnership under Section 3.5(a)(viii), Section 3.5(a)(ix), Section 3.5(a)(xi) or Section 6.9 of the Partnership Agreement, then TP Re shall be obligated, to the same extent as though it had effected a withdrawal from the Partnership under such any section of the Partnership Agreement, to work with the Investment Manager in good faith to discuss alternative arrangements to have such non-transferred Investable Assets be managed by the Investment Manager or its Affiliates.
2.Admission as Limited Partners. The parties to this Agreement acknowledge and agree that the Fund shall issue limited partner interests as of each Transfer Date to TP Re Bermuda and TP Re USA, proportionate to and based on the net asset values of the Investable Assets transferred from their respective Joint Ventures to the Partnership on such Transfer Date.
3.Expenses Accrued Before the Transfer. In accordance with Section 8.2(c) of the Partnership Agreement, TP Re acknowledges that if any items of income or loss (including, for the avoidance of doubt, any expenses) of the Fund are attributable to the amounts invested in the Fund pursuant to the Transfer accrued prior to the effective date of the Transfer for the benefit or detriment of TP Re in connection with its investment in the Joint Ventures, then any such items of income or loss (including any such expenses) shall be allocated to TP Re Bermuda and TP Re USA in the same proportions (as reasonably determined by the General Partner) as such items of income or loss (including any such expenses) would have been allocated had TP Re USA and TP Re Bermuda remained invested in their respective Joint Ventures.
4.Representations and Warranties of TP Re. TP Re Bermuda and TP Re USA each represents, warrants and agrees that, as of the Effective Date and each Transfer Date:
(a)    it has been given the opportunity to (i) ask questions of, and receive answers from, the General Partner concerning the terms and conditions of, and other matters pertaining to, its investment in the Fund and (ii) obtain any additional information necessary to evaluate the merits and risks of investing in the Fund that the General Partner can acquire without unreasonable effort or expense;
(b)    it (either alone or together with any legal, regulatory, tax, accounting and financial advisors retained by it in connection with evaluating the merits and risks of investing in the Fund) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating such merits and risks, has evaluated for itself such merits and risks, including the information contained in “Certain Risk Factors” and “Potential Conflicts of Interest” set forth in Appendix A, and is able to bear such risks, including extremely limited liquidity and a complete loss of capital;
(c)    a due diligence questionnaire (the “DDQ”) that may include more current information concerning certain risks and other information relating to the Fund, including specific litigation and regulatory information, is available to it upon request;

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(d)    it has been advised by the Investment Manager that Part 2 of the Form ADV of the Investment Manager is available upon request;
(e)    it has not relied upon any representations or warranties made by, or other information (whether oral or written) furnished by or on behalf of, the General Partner other than as set forth in the Partnership Agreement and the DDQ, subject to any disclaimers, terms and conditions contained therein;
(f)    it has carefully considered and has, to the extent it believes necessary, discussed with its advisors the suitability of investing in the Fund in light of its particular situation;
(g)    it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and a “qualified purchaser” (as defined in Section 2(a)(51)(A) of the Investment Company Act and the rules and regulations promulgated thereunder);
(h)    any Capital Contributions made by it to the Fund shall not be directly or indirectly derived from activities that may contravene applicable laws and regulations, including anti-money laundering laws and regulations;
(i)    it has conducted due diligence and, to the best of its knowledge, neither it nor any Person or group of Persons controlling or controlled by it: (A) bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control from time to time; (B) is a foreign shell bank; (C) resides in or whose funds are transferred from or through an account in a non-cooperative jurisdiction; (D) resides in, or is organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT ACT as warranting special measures due to money laundering concerns; or (E) shall contribute funds that originate from, or will be or have been routed through, an account maintained by a foreign shell bank, an “off-shore bank,” or a bank organized or chartered under the laws of a non-cooperative jurisdiction;
(j)    it acknowledges that (A) the interests in the Fund have not been and will not be registered under the Securities Act, (B) the Fund has not been and will not be registered as an investment company under the Investment Company Act and (C) the interests in the Fund have not been and will not be approved or disapproved by the U.S. Securities and Exchange Commission or by any other federal, state or non-U.S. securities commission or regulatory authority;
(k)    it is a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act), acting for its own account, the account of another Qualified Institutional Buyer, or the account of one or more “qualified purchasers” (as defined in Section 2(a)(51)(A) of the Investment Company Act and the rules and regulations promulgated thereunder);
(l)    it may have or obtain material non-public information concerning companies with which it or an affiliate is affiliated (excluding any material non-public

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information directly related to NYSE: TPRE or any of its subsidiaries), and it represents, warrants and covenants that it will not disclose any such material non-public information to the General Partner, the Investment Manager or any employee or affiliate of the General Partner or the Investment Manager;
(m)    its investment in the Fund will not result in the assets of the Fund constituting or being deemed to constitute “plan assets” within the meaning of ERISA, or applicable state laws, or laws of any non-U.S. jurisdiction, or underlying regulations and administrative policies, that are similar in purpose and intent to ERISA;
(n)    this Agreement and the Partnership Agreement have been duly executed and delivered by it and constitutes a valid and binding agreement, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(o)    it is duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, and the execution, delivery and performance of this Agreement and the Partnership Agreement are within its corporate or other organizational powers, have been duly authorized by all necessary organizational action and do not and shall not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of any charter, by-laws, organizational document, agreement, instrument or any license, permit, franchise, certificate, rule, regulation, law, judgment, order, writ, injunction or decree to which it is a party or by which it or any of its assets are bound; and
(p)    this Agreement and the Partnership Agreement constitute an arm’s-length agreement between it and the General Partner.
5.Covenants of TP Re. TP Re Bermuda and TP Re USA each agree:
(a)    that if, during the term of the Fund, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in Section 4 inaccurate or incomplete in any material respect, it shall provide prompt written notification to the General Partner of any such fact, omission, event or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification during the term of the Fund shall be cause for the General Partner to terminate the Fund;
(b)    that it shall provide to the General Partner or its agents, upon reasonable request, any documentation or other information regarding its and its beneficial owners that the Fund or its agents may reasonably require from time to time in connection with the Fund’s obligations under, and compliance with, applicable laws and regulations, including FATCA. By executing this Agreement, each of TP Re Bermuda and TP Re USA waives any provision under the laws and regulations of any jurisdiction that would, in the

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absence of such waiver, prevent or inhibit the Fund’s compliance with applicable law as described in this paragraph, including preventing (i) it from providing any requested information or documentation, or (ii) the disclosure by the Fund or its agents of the provided information or documentation to applicable governmental or regulatory authorities; and
(c)    to provide the Fund with any information that the Fund may reasonably request or require in order to comply with applicable U.S. or non-U.S. tax laws or to reduce any U.S. or non-U.S. tax, including withholding tax, that may be imposed on the Fund or any other investor in the Fund. Further, TP Re Bermuda and TP Re USA each acknowledges that in order to enable the Fund to avoid U.S. withholding tax (“FATCA Withholding Tax”) pursuant to Sections 1471 or 1472 of the Code, and associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes, any intergovernmental agreement, treaty, regulation, guidance or any other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in this Section 5(c), each of TP Re Bermuda and TP Re USA may be required to provide evidence of its identity, address and tax residence or such other information, tax documentation or waivers as may reasonably be required to enable the Fund to comply with its obligations in this regard and that such information may be disclosed to the Internal Revenue Service. TP Re Bermuda and TP Re USA each acknowledges that it may be required to provide such information with respect to its direct and indirect beneficial owners, and to certify such information in such form as may be required. TP Re Bermuda and TP Re USA each acknowledges that the Fund reserves the right to compulsorily redeem any Limited Partner (including TP Re Bermuda or TP Re USA) that does not provide such information or that would not otherwise be exempt from FATCA Withholding Tax. Furthermore, the Fund may cause any Limited Partner (including TP Re Bermuda or TP Re USA) who has failed to timely provide such information, or who has provided information or documentation that is in anyway inaccurate or misleading, to bear the economic burden of any amounts withheld and other costs or expenses incurred as a result of such failure, and TP Re Bermuda and TP Re USA each shall have no claim against the Fund or its agents for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Fund in order to comply with FATCA. TP Re Bermuda and TP Re USA shall each provide to the Fund a fully executed IRS Form W-8BEN-E or IRS Form W-9, as applicable, and any self-certification forms required under FATCA.
6.Privacy Laws. TP Re represents and warrants that all personal data provided to the Fund, the General Partner, the Investment Manager or the Administrator by or on behalf of TP Re has been and will be provided in accordance with applicable laws and regulations, including without limitation those relating to privacy or the use of personal data. TP Re shall ensure that any personal data that it provides to the Fund, the General Partner, the Investment Manager or the Administrator is accurate and up to date, and TP Re shall promptly notify the Administrator if TP Re becomes aware that any such data is no longer accurate or up to date.
TP Re acknowledges receipt of the privacy notice which has been separately provided (the “Privacy Notice”). TP Re shall promptly provide the Privacy Notice to (i) each individual whose

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personal data TP Re has provided or will provide to the Fund, the General Partner, the Investment Manager or the Administrator in connection with its investment in the Fund (such as a director, partner, trustee, employee, agent or direct or indirect owner) and (ii) any other individual connected to it as may be requested by the Fund, the General Partner, the Investment Manager or the Administrator. TP Re shall also promptly provide to any such individual, on request by the Fund, the General Partner, the Investment Manager or the Administrator, any updated versions of the Privacy Notice and the privacy notice (or other data protection disclosures) of any third party to which the Fund, the General Partner, the Investment Manager or the Administrator has directly or indirectly provided that individual’s personal data.
7.Exculpation and Indemnification.
(a)    Neither the General Partner nor any Affiliate or any members, associates, directors, officers, employees or agents of the General Partner or any Affiliate shall be liable to TP Re for any act or omission based upon honest errors of judgment, negligence or other fault in connection with the transactions contemplated herein, so long as the action or failure to act does not constitute Disabling Conduct. “Disabling Conduct” shall mean fraud, reckless disregard, willful misconduct, gross negligence, a material breach of this Agreement or a violation of Law.
(b)    Each of TP Re USA and TP Re Bermuda agrees to indemnify the General Partner, the Investment Manager and their respective members, Affiliates, associates, directors, officers, employees or agents (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) to the fullest extent permitted by Law and to hold them harmless from and with respect to all (i) fees, costs and expenses (including attorneys’ fees and disbursements) incurred in connection with or resulting from any claim, action or demand against the Indemnified Parties that arise out of or in any way relate to the transactions contemplated herein and (ii) any losses or damages resulting from any such claim, action or demand, including amounts paid in settlement or compromise of the claim, action or demand, except that this indemnification shall not apply to any such fees, costs, expenses, losses or damages (“Losses”) arising out of an Indemnified Party’s Disabling Conduct. Further, the Fund’s obligations under this Section 7(b) shall not apply (x) if the General Partner is required to provide an indemnity for such Losses pursuant to the Partnership Agreement, (y) with respect to Losses arising out of any unsuccessful claim, action or demand (excluding counterclaims) by any Indemnified Party against TP Re, or (z) with respect to Losses arising out of any claim, action or demand arising out of or related to disputes among the Indemnified Parties. TP Re shall advance to any Indemnified Party costs and expenses (including attorneys’ fees and disbursements), and that are incurred in connection with any action or proceeding subject to indemnification hereunder, prior to the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified by TP Re. U.S. federal securities laws, under certain circumstances, impose liability even on persons that act in good faith, and TP Re is not waiving any rights they may have to the extent that such liability may not be

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waived, modified or eliminated under applicable Law but shall be construed so as to effectuate the provisions of this Section 7(b) to the fullest extent permitted by Law.
(c)    The provisions of this Section 7 shall survive TP Re’s investment in the Fund.
(d)    The obligations of TP Re Bermuda and TP Re USA under this Section 7 shall be several and not joint.
8.Intended Tax Treatment. For applicable tax purposes, (i) TP Re Bermuda’s transfer pursuant to Section 1 shall be disregarded and the Fund shall be treated as a continuation of the Bermuda Joint Venture as more fully described in Section 4.1.6(a) of the Partnership Agreement and (ii) TP Re USA’s transfer pursuant to Section 1 shall be treated in a manner consistent with Section 4.1.6(a) of the Partnership Agreement. No party shall take any action or position inconsistent with such intended tax treatment in any context, including in the preparation or filing of any tax return, the defense of any audit, assessment or other tax-related proceeding or litigation, or otherwise, unless required by applicable law.
9.Beneficial Owners. References herein to “beneficial owners” or “controlling persons” of TP Re Bermuda or TP Re USA (and any other terms or phrases of similar import) shall not include the shareholders of Third Point Reinsurance Ltd. who would be deemed to be “beneficial owners” or “controlling persons” (or any other terms or phrases of similar import) solely by reason of their shareholding in Third Point Reinsurance Ltd. or any other direct or indirect shareholding in security interests issued by Third Point Reinsurance Ltd.
10.New Issues. Each of TP Re Bermuda and TP Re USA each represents and warrants that it is an indirect wholly-owned subsidiary of a publicly-traded company that is listed on a national securities exchange as described in FINRA Conduct Rule 5130(c)(5).
11.Severability. Each provision of this Agreement is intended to be severable. A determination that a particular provision of this Agreement is illegal or invalid shall not affect the validity of the remainder of the Agreement.
12.Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall be in writing and shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.
13.Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be given by personal delivery, mailed by Federal Express or U.S. overnight mail or sent by telecopy, email or other electronic means, to such address(es) as a party may specify from time to time. TP Re hereby acknowledges and agrees that

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the Fund, the General Partner, the Administrator, the Investment Manager or their respective delegates may deliver and make reports, statements and other communications (including audited financial statements, tax forms (including Schedule K-1s) and privacy policies) available in electronic form, such as e-mail or by posting on a web site; provided, that, upon request by the Fund, TP Re hereby agrees to comply with the requirements set forth in Revenue Procedure 2012-17 with respect to providing consent to the Fund’s issuance of electronic Schedule K-1s to TP Re.
14.Amendment. This Agreement may be modified, supplemented or amended only by a written instrument executed by all of the parties hereto.
15.No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm, corporation or other entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.
16.Further Assurances. Each of the parties hereby agrees that it will hereafter execute any further instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.
17.Specific Performance. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. The parties hereto waive any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief.
18.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
19.GOVERNING LAW. THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE OR OF ANY OTHER JURISDICTION.
20.Venue. Any action, proceeding or claim relating in any way to, arising out of or concerning this Agreement shall be brought and maintained exclusively in the Chancery Court of the State of Delaware, and each party irrevocably consents to the jurisdiction of such courts to the broadest extent possible for any such action, proceeding or claim and waives any objection to proceeding there that such party might have on the basis of inconvenient forum, improper venue, or otherwise; provided that if the Chancery Court of the State of Delaware would not have or are found not to have subject matter jurisdiction over any action, proceeding or claim relating in any way to, arising out of or concerning this Agreement, such action, proceeding or claim shall be brought and maintained exclusively in the Federal courts located in New York County, and each party irrevocably consents to the jurisdiction of such courts to the broadest extent possible for any

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such action, proceeding or claim and waives any objection to proceeding there that such party might have on the basis of inconvenient forum, improper venue, or otherwise.
21.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY LEGAL ACTION OR PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
FUND:

THIRD POINT ENHANCED LP
By: Third Point Advisors L.L.C., its general partner

By:     /s/ R. Mendy Haas
Name:    R. Mendy Haas
Title:    Authorized Signatory

TP RE BERMUDA:

THIRD POINT REINSURANCE COMPANY LTD.

By:    /s/ Christopher S. Coleman
Name: Christopher S. Coleman

Title:	Director

By:    /s/ Janice R. Weidenborner
Name:     Janice R. Weidenborner
Title:     EVP, Group General Counsel and     Secretary

TP RE USA:

THIRD POINT REINSURANCE (USA) LTD.

By:    /s/ J. Robert Bredahl
Name:    J. Robert Bredahl
Title:    Chief Executive Officer

By:    /s/ Manoj K. Gupta
Name:    Manoj K. Gupta
Title:    President

[Signature Page to Subscription Agreement]

Appendix A
CERTAIN RISK FACTORS
An investment in the Fund will involve a high degree of risk, including the risk of loss of the entire amount invested. The Fund’s investment program may utilize certain investment techniques and strategies, including leverage and short sales, and may purchase certain types of securities, such as derivatives, futures, swaps, options, mortgage-backed and other asset-backed securities or other financial instruments, which can, in certain circumstances, substantially increase the adverse impact to which the Fund may be subject. There is no assurance that the Fund’s investment objective will be achieved, and results may vary substantially over time. (References to securities herein refer to any and all types of financial instruments, unless the context suggests otherwise.) The following risk factors are not exhaustive and there may be additional risks that may negatively and materially affect the performance of the Fund.
Business Risks
Overall Investment Risk. All investments involve the risk of loss of capital. The securities to be purchased and traded by the Fund will be speculative in nature, and the markets in which the Fund will transact will be highly competitive. Changes in general domestic and international economic and political situations and conditions, including fluctuations in interest rates, the availability of credit, recession and other factors may adversely affect the Fund’s investments. The investment horizon, and consequently the duration, of many of the Fund’s investments may be longer than the investment period of Limited Partners in the Fund. Consequently, Limited Partners withdrawing their Interests from the Fund may not benefit from potential value embodied in the investments held by the Fund at the time of their withdrawal. The investment techniques and strategies to be employed by the Investment Manager in an effort to meet the Fund’s investment objective may increase this risk. There can be no assurance the Investment Manager’s techniques and strategies will be successful, or that the Fund will not incur losses, which could be meaningful. Accordingly, any investment should be made only after consulting with independent, qualified sources of investment, legal, tax, accounting and other advice.
Flexible Investment Approach. The Investment Manager has broad investment authority, and may trade in any type of security, issuer or group of related issuers, country, region and sector that it believes will help the Fund achieve its investment objective. Additionally, the strategies that the Investment Manager may pursue for the Fund are not limited to the strategies described herein; furthermore, such strategies may change and evolve materially over time. The Investment Manager has broad latitude with respect to the management of the Fund’s risk parameters. Other than the Guidelines, the Fund is subject neither to any hard limits regarding diversification of investments nor to formal leverage policies limiting the leverage to be used by the Fund. The Investment Manager will opportunistically implement whatever strategies, risk management techniques and discretionary approaches, as well as such other investment tactics, as it believes from time to time may be suited to prevailing market conditions. Subject to the Guidelines, the Investment Manager may use such leverage, position size, duration and other portfolio management techniques as it believes are appropriate for the Fund. Limited Partners must recognize that by investing in the Fund, they are placing their capital indirectly under the discretionary management of the Investment Manager and authorizing the Investment Manager indirectly to trade for the Fund using whatever strategies in such manner as the Investment Manager may determine. Any of these new investment strategies, techniques, discretionary approaches and investment tactics may not be thoroughly tested before being employed and may have operational or other shortcomings which could result in unsuccessful investments and, ultimately, losses to the Fund. In addition, any new investment strategy, technique and tactic developed by the Fund may be more speculative than earlier investment strategies, techniques and tactics and may involve material and as-yet-unanticipated risks that could increase the overall risk associated with an investment in the Fund. While Limited Partners will receive monthly reports and quarterly letters describing certain characteristics of the Fund’s portfolio (but which may exclude certain information, including confidential or proprietary information), Limited Partners generally will not be notified of any changes in the Investment Manager’s strategies, techniques, discretionary approach and tactics. There can be no assurance that the Investment Manager will be successful in applying its approach and there is material risk that a Limited Partner may suffer significant impairment or total loss of its capital.
Macro Strategy. The Fund’s macro investing will consist primarily of investing in global fixed income, currency, commodities and equity markets, and their related derivatives, in order to exploit fundamental, economic, financial and political imbalances that may exist in and among markets throughout the world. The success of the Investment Manager’s macro investing depends on the Investment Manager’s ability to identify and exploit such perceived imbalances. Identification and exploitation of such imbalances involves significant uncertainties. There can be no assurance that the Investment Manager will be able to locate investment opportunities or to exploit such imbalances. In the event that the theses underlying the Fund’s positions fail to be borne out in developments expected by the Investment Manager, the Fund may incur losses, which could be substantial.
Distressed Securities. The Fund may purchase securities and other obligations of companies that are in weak financial condition, experiencing poor operating results, having substantial financial needs or negative net worth or facing special competitive or product obsolescence issues or that are involved in bankruptcy or reorganization proceedings, liquidation or other corporate restructuring. Although such purchases may result in significant returns, they involve a substantial degree of risk that can result in substantial or total losses and may not show any return for a considerable period of time (if at all). In fact, many of these securities and investments ordinarily remain unpaid unless and until the company reorganizes and/or emerges from bankruptcy proceedings, and as a result may have to be held for an extended period of time.
The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial distress is unusually high. Among the problems involved in assessing and making investments in troubled issuers is the fact that it frequently may be difficult to obtain information as to the condition of such issuer. These types of investments require active monitoring and may, at times, require participation in bankruptcy or reorganization proceedings by the Fund and/or the Investment Manager. To the extent that such proceedings arise, the Fund may have a more active participation in the affairs of the issuer than that assumed generally by an investor. In addition, participation in such proceedings may restrict or limit the Fund’s ability to trade certain securities. There is no assurance that the Investment Manager will correctly evaluate the nature and magnitude of the various factors that could affect the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company in which the Fund invests, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than the Fund’s original investment.
The market prices of the securities of such issuers are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected. It may take a number of years for the market prices of such securities to reflect their intrinsic values. In addition, it is anticipated that some of such securities in the portfolio of the Fund may not be widely traded, and that the Fund’s position in such securities may be substantial in relation to the market for such securities.
Fixed Income Securities Generally. The Fund may invest in fixed income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bank debt, bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a non-U.S. government or one of its agencies or instrumentalities; municipal securities; and mortgage-backed and other asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s or a guarantor’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to factors such as interest rate sensitivity, market perception of the creditworthiness of the issuer, general market liquidity (i.e., market risk), government interference, economic news, and investor sentiment. The Fund’s fixed income investments may be subject to early withdrawal features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. This may happen when there is a decline in interest rates, or when a borrower’s performance allows the refinancing of certain classes of debt with lower cost debt. To the extent such early prepayments increase, they may have a material adverse effect on the Fund’s investment objectives and the profits on capital invested in fixed income investments. As with other investments made by the Fund, there may not be a liquid market for any of the debt instruments in which the Fund invests, which may limit the Fund’s ability to sell these debt instruments or to obtain the desired price. The Fund may also purchase loans as participations from certain financial institutions and the Fund may be subject to the credit risk of the selling financial institution as well as that of the underlying borrower.
The Fund may attempt to take advantage of undervalued fixed income securities or relative mispricings in disrupted credit markets. The identification of attractive investment opportunities in disrupted credit markets is difficult and involves a significant degree of uncertainty. During periods of “credit squeezes” or “flights to quality,” the market for fixed income investments can become substantially reduced. This poses a particular risk that leveraged credit instrument positions held by the Fund may need to be sold at discounts to fair value in order to meet margin calls. At the same time, the dealers may correspondingly reduce the value of outstanding positions, resulting in additional margin calls as loan to value triggers are hit under prime brokerage and swap agreements.
Corporate Bonds. The Fund may invest in corporate bonds. Corporate bonds are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates decline, the value of the Fund’s corporate bonds can be expected to rise, and when interest rates rise, the value of those securities can be expected to decline. Bonds with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Many such bonds are unsecured, which makes them less likely to be fully repaid in the event of a bankruptcy.
High Yield Securities. The Fund may invest in “high yield” debt and preferred securities which are rated in the lower rating categories by the various credit rating agencies (or in comparable non-rated securities). Securities in the lower rating categories are subject to greater risk of loss of principal and interest than higher-rated securities and are generally considered to be predominately speculative with respect to the issuer’s capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields and prices of such securities may tend to fluctuate more than those of higher-rated securities. The market for lower-rated securities is thinner and less active than that for higher-rated securities, which can adversely affect the prices at which these securities can be sold and could result in the Fund being unable to sell such securities for an extended period of time. In addition, adverse publicity and investor perceptions about lower rated securities, whether or not based on fundamental analysis, may be a contributing factor in a decrease in the value and liquidity of such lower-rated securities.
Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. Minor economic downturns could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.
Bank Loans. The Fund may invest in loans and loan participations originated by banks and other financial institutions. These investments may include highly-leveraged loans to borrowers with below investment grade credit ratings. Such loans are typically private corporate secured loans that are negotiated by one or more commercial banks or financial institutions and syndicated among a group of commercial banks and financial institutions. In order to induce the lenders to extend credit and to offer a favorable interest rate, the borrower (whose equity may be publicly-traded) often provides the lenders with extensive information about its business that is not generally available to the public. To the extent that the Fund obtains such information and it is material and nonpublic, the Fund may be unable to trade in the other securities of the borrower until the information is disclosed to the public or otherwise ceases to be material, nonpublic information. A failure by the Fund to advance requested funds to a borrower could result in claims against the Fund and in possible assertions of offsets against amounts previously lent. Depending on the way in which the Fund acquires its interest in a bank loan, it may be exposed to credit risks of both the borrower and the institution which sold the Fund its interest in the loan. Also, bank loan transfers typically require consent of the issuer and agent bank, so the settlement period is longer and creates increased credit and counterparty risk.
Mortgage and Other Asset-Backed Securities. The Fund may invest in mortgage-backed securities and other asset-backed securities, whose investment characteristics differ from corporate debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. Mortgage-backed securities and asset-backed securities may also be subject to call risk and extension risk. For example, because homeowners have the option to prepay their mortgages, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. If the Fund purchases securities that are subordinated to other interests in the same mortgage pool, the Fund may only receive payments after the pool’s obligations to other investors have been satisfied. The Fund may from time to time invest in structures commonly known as “Re-REMICS,” in which case it will purchase an interest in a trust that owns mortgage-backed securities. Re-REMICS issue senior and junior tranches and the Fund usually buys the junior, subordinated tranche. An unexpectedly high rate of default on mortgages in the mortgage pools serving as collateral for the Fund’s securities may limit substantially the applicable pool’s ability to make payments to the Fund as a holder of securities, which may reduce the value of those securities or render them worthless.
The residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance of the Fund. Delinquencies, default and foreclosure rates with respect to residential mortgage loans remain high (compared to pre-crisis levels), and increases in delinquencies, defaults and foreclosures since 2006 have not been limited to sub-prime mortgage loans. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans, particularly with respect to second homes and investor properties and with respect to any residential mortgage loan, the aggregate loan amount of which (including any subordinate liens) is close to or greater than the related property value. Many states and localities have also experienced a significant increase in foreclosures. Foreclosure sales tend to depress home prices, thereby making it more difficult for borrowers to refinance and increasing the rate of defaults.

In response to these circumstances, U.S. federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy.
These initiatives could result in delayed or reduced returns on mortgage-backed securities. Changes in laws and other regulatory developments relating to mortgage loans may impact the Fund’s investments in mortgage-backed securities in the future.
Additionally, the exercise of foreclosure and other remedies may involve lengthy delays and additional legal and other related expenses on top of potentially declining property values. Furthermore, there may be circumstances where the Fund will own real estate property as part of a required foreclosure on, or receipt of a deed in lieu of foreclosure from, a defaulted borrower. If the Investment Manager decides to dispose of the property following such foreclosure or receipt of such deed in lieu of foreclosure, it may not be able to find a third-party buyer it deems suitable for such property for an indeterminate amount of time. In certain circumstances, the Fund may also become liable upon taking title to an asset for environmental or structural damage existing at the property. Finally, the holding and managing of real estate property is not part of the Fund’s investment strategy and the management and ultimate liquidation of these properties may detract from the Investment Manager’s ability to execute the Fund’s investment objectives. These circumstances may reduce returns and subject the Fund to unexpected legal and regulatory proceedings.
In addition, numerous residential mortgage loan lenders that originated sub-prime mortgage loans are no longer operating or are otherwise unable to lend in significant amounts. Those difficulties have resulted in part from declining markets for mortgage loans, as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The risk of such defaults is generally higher in the case of mortgage pools that include “sub-prime” mortgages.
Certain of the risks noted above in respect of mortgage-backed securities also apply to other types of asset-backed securities.
Asset-backed securities secured by consumer loans may be subject to additional risks, including increased instances of nonperformance, which may result from over-leverage, the need for rehabilitation of the borrower or poor management by the related servicer. Modifications to nonperforming consumer loans may also adversely affect the performance of such securities as a result of principal or interest reductions on the underlying consumer loans. The secondary market for consumer loan asset-backed securities is limited, as is the market for the sale of consumer loans (whether performing or non-performing) in the event that any trustee of such securities attempts to sell the underlying collateral upon an event of default. Moreover, consumer loan origination may be subject to increasing regulation, which may result in substantial diminution of the market value of related asset-backed securities and the consumer loans themselves.
A 2015 court decision regarding the application of usury laws to non-bank holders of consumer loans may also impact the market for securitized consumer loan products by making such products less profitable to non-bank holders, which could have an adverse effect on the Fund’s investment in any consumer loan-backed asset-backed securities.
The Fund may also purchase consumer and other loans from an originator or other third party and “warehouse” such loans until it has, along with the Affiliated Funds, accumulated a critical mass sufficient to securitize. The Fund will assume the risk of market value and credit quality changes in such warehoused loans from the date such warehoused loans are acquired by the Fund to the securitization date. There is a risk that the Fund may not be able to accumulate sufficient loans for such securitization purposes, in which case the Fund may be required to hold the related loans until maturity. In addition, asset-backed security warehouse facility structures continue to evolve, in part to address new regulatory concerns and in part to react to market preferences. In the event that the warehouse structure adopted by the Fund in financing consumer loans becomes a disfavored or regulated structure, this could expose the Fund to additional risk (e.g., the failure to syndicate or the increased expense of restructuring to comply with regulation).
The Fund may also purchase accounts receivable, and warehouse and/or securitize such accounts receivable. Such accounts receivable are subject to similar risks as those disclosed above for loans. In addition, in certain circumstances the Fund may hold a participation interest in accounts receivable or a loan rather than the accounts or loans themselves. In such circumstances, the Fund may not have the rights to enforce compliance by the account debtor or borrower, may not have the right to object to or vote on changes to the underlying credit documentation, and may not benefit from set-off rights or a senior claim in the bankruptcy of the underlying debtor or borrower. Further, participation interests are subject to comparatively greater liquidity and financing risks than the underlying accounts receivable or loans.
The Fund’s investments in mortgage and other asset-backed securities may expose it to additional risks arising out of the new “risk retention” rules applicable to such securitizations. Such rules are already in effect for residential mortgage-backed securities and other asset-backed securities. Under these rules, sponsors of securitizations must retain at least 5% of the credit risk of the assets being securitized (via holding an eligible vertical interest, an eligible horizontal residual interest, or some combination of the two). While the Fund has engaged advisors to structure its investments and intends its investments and structure to be compliant with these rules, they are new and untested. The final risk retention rules are silent with respect to the consequences of non-compliance. Whether or not intended, the SEC, the Federal Reserve, the Officer of Comptroller of the Currency or the Federal Deposit Insurance Corporation may determine that the Fund or one of its affiliates is a sponsor of one or more of the securitizations in which the Fund invests. Potential consequences of non-compliance could include civil monetary penalties, cease-and-desist orders, industry bans, or even rescission of contracts entered into in connection with the applicable securitization transaction, in which case the value of the Fund’s investments in related securities may be reduced to zero. If any of these consequences or other enforcement methods available to the applicable agencies are applied to the sponsor of a securitization in which the Fund invests, partial or complete losses on the related securities may result and adversely affect the performance of the Fund.

Investing in Emerging, Developing and Under-Developed Markets and Foreign Securities. The Fund’s investing in foreign securities may involve heightened risks in comparison to the risks of investing in domestic securities, including unfavorable changes in currency rates and exchange control regulations, reduced and less reliable information about issuers and markets, less stringent accounting standards, illiquidity of securities and markets, higher brokerage commissions, transfer taxes and custody fees, local economic or political instability and greater market risk in general. In particular, investing in securities of issuers located in emerging, developing and under-developed market countries involves additional risks, such as: (i) increased risk of nationalization or expropriation of assets or confiscatory taxation; (ii) greater social, economic and political uncertainty including war; (iii) higher dependence on exports and the corresponding importance of international trade; (iv) greater volatility, less liquidity and smaller capitalization of securities markets; (v) greater volatility in currency exchange rates; (vi) greater risk of inflation; (vii) greater controls on foreign investment and limitations on repatriation of invested capital and on the ability to exchange local currencies for U.S. dollars; (viii) increased likelihood of governmental involvement in and control over the economy; (ix) governmental decisions to cease support of economic reform programs or to impose centrally planned economy; (x) differences in auditing and financial reporting standards which may result in the unavailability of material information, and lack of reliable information, about issuers; (xi) lax regulation of the securities markets and inconsistent enforcement of existing regulations; (xii) less established tax laws and procedures; (xiii) additional taxes (for example, dividend and interest payments from, and capital gains in respect of, certain foreign securities may be subject to foreign taxes that may or may not be reclaimable); (xiv) longer settlement periods for securities transactions and less reliable clearance and custody arrangements; (xv) less developed corporate laws regarding fiduciary duties of officers and directors and the protection of investors; and (xvi) certain considerations regarding the maintenance of Fund securities and cash with non-U.S. brokers and securities depositories. Finally, many transactions in these markets are executed as a “total return swap” or other derivative transaction with a financial institution counterparty, and as a result the Fund has counterparty credit risk with respect to such counterparty.
Risk Arbitrage Transactions. The Fund may also engage in risk arbitrage transactions where it will purchase securities at prices slightly below the anticipated value of the cash, securities or other consideration to be paid or exchanged for such securities in a proposed merger, exchange offer, tender offer or other similar transaction. Such purchase price may be substantially in excess of the market price of the securities prior to the announcement of the merger, exchange offer, tender offer or other similar transaction. If the proposed merger, exchange offer, tender offer or other similar transaction later appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the security purchased by the Fund may decline sharply and result in losses to the Fund. In certain transactions, the Fund may not be “hedged” against market fluctuations. This can result in losses even if the proposed transaction is consummated. In addition, a security to be issued in a merger or exchange offer may be sold short by the Fund in the expectation that the short position will be covered by delivery of such security when issued. If the merger or exchange offer is not consummated, the Fund may be forced to cover its short position at a higher price than its short sale price, resulting in a loss.

Thinly-Traded, Non-Publicly Traded and Illiquid Securities. Investments held by the Fund may be thinly-traded or may lack a liquid trading market altogether, which may result in the inability of the Fund to sell any such investment (or do so at desirable prices), or to close out a transaction (or do so at desirable prices) or to cover the short sale of an investment, thereby forcing the Fund to incur potentially unlimited losses.
Investments may be subject to limitations on resale. Limitations on resale may have an adverse effect on the marketability of portfolio investments and the Fund might be unable to dispose of investments purchased in private placements or other illiquid securities promptly or at reasonable prices. The Fund might also have to register such restricted investments in order to dispose of them resulting in additional expense and delay. In such circumstances, the Fund may be subject to additional potential liabilities as a seller of such investments under a registration statement or similar document. Adverse market conditions could impede such a public offering of investments.
Moreover, determining the fair value of thinly-traded, non-publicly traded and other illiquid investments is challenging and the values ascribed to such investments is likely to involve certain subjective assumptions.
Finally, since the Fund does not have a “side pocket” mechanism, if there are substantial withdrawals that are not offset by subscriptions and the Fund needs to raise cash by selling investments, withdrawing Limited Partners are likely to be paid by the Fund through the sale of more liquid portfolio positions, thereby increasing the portion of the portfolio that is illiquid.
Convertible Securities. As a result of the conversion feature, convertible securities typically offer lower interest rates than if the securities were not convertible. During periods of rising interest rates, it is possible that the potential for capital gain on convertible securities may be less than that of a common stock equivalent if the yield on the convertible security is at a level that would cause it to sell at a discount. To the extent that convertible securities are rated lower than investment grade or not rated, there would be greater risk as to timely repayment of the principal of, and timely payment of interest or dividends on, those securities. In the absence of adequate anti-dilution provisions in a convertible security, dilution in the value of the Fund’s holding may occur in the event the underlying stock is subdivided, additional securities are issued, a stock dividend is declared, or the issuer enters into another type of corporate transaction which increases its outstanding securities.
Risks of Special Techniques
Each of the special investment techniques that the Fund may use is subject to certain risks that are summarized below.
Leverage. The Fund is meant to be a “levered version” of Third Point Offshore Fund, Ltd. (the “Offshore Fund”), which uses, at times, leverage. As such, the Fund is authorized to incur leverage, which could be at times significant. Although the use of borrowed money to purchase securities will permit the Fund to make investments in an amount in excess of the Fund’s capital, it will also increase the Fund’s exposure to losses. Subject to the Guidelines, the Fund will seek to use levels of leverage on a risk-adjusted basis deemed prudent by the Investment Manager

(taking into account the Fund’s investment strategy of mimicking the Offshore Fund but on a more highly leveraged basis). The use of leverage also exposes the Fund to increased operational and market risks. Among other risks, the use of leverage tends to exacerbate and/or accentuate negative market movements, small hedging errors may be amplified by leverage, price and valuation disputes with counterparties must be resolved to assure collateral maintenance and hedges may at times fail to track investments due to uncorrelated changes in spreads among various instruments. The Investment Manager will determine the “leverage factor” versus the Offshore Fund on a continuous basis, reflecting market sentiment and other factors. Also, the Management Fee increases to the extent the leverage on the Fund exceeds the leverage on the Offshore Fund; therefore, there is an additional incentive for the Investment Manager to utilize leverage in this Fund.
Margin Borrowings. The Fund could be subject to a “margin call” pursuant to which it must either deposit additional funds or liquidate assets for subsequent deposit with a prime broker, or the Fund could suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a drop in the value of the Fund’s assets, the Investment Manager might not be able to liquidate assets quickly enough to pay off the margin debt. In such a case, the prime broker may liquidate additional assets of the Fund to satisfy such margin debt.
Repurchase Agreements. Under a repurchase agreement, the Fund “sells” securities or other obligations and agrees to repurchase them at a specified date and price. In a reverse repurchase transaction, the Fund “buys” securities issued from a broker-dealer or financial institution, subject to the obligation of the broker-dealer or financial institution to repurchase such securities at the price paid by the Fund, plus interest at a negotiated rate.
The use of repurchase and reverse repurchase agreements by the Fund involves a variety of risks. For example, repurchase agreements may involve the risk that the market value of the securities or other obligations purchased with the proceeds of the repurchase agreement by the Fund may decline below the price of the securities or other obligations the Fund has sold but is obligated to repurchase. If the buyer of securities or other obligations under a repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation of the Fund to repurchase the securities or other obligations and the Fund’s use of the proceeds of the repurchase agreement may effectively be restricted pending such decision. To the extent that, in the meantime, the value of the securities or other obligations that the Fund has purchased has decreased, the Fund could experience a loss.
Further, in relation to reverse repurchase agreements, if the seller of securities to the Fund defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays and the Fund may suffer a loss to the extent that it is forced to liquidate its position in the market, and proceeds from the sale of the underlying securities are less than the repurchase price agreed to by the defaulting seller. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Fund’s ability to dispose of the underlying securities may be restricted. It is possible, in a bankruptcy or liquidation scenario, that the Fund may not be able to substantiate its interest in the underlying securities.
Necessity for Counterparty Trading Relationships; Counterparty Risk. The Fund has numerous relationships with counterparties used to obtain financing, derivative intermediation and prime brokerage services; however, there can be no assurance that the Fund will be able to maintain such relationships or establish new ones. An inability to establish or maintain such relationships would limit the Fund’s trading activities and could create losses, preclude the Fund from engaging in certain transactions, financing, derivative intermediation and prime brokerage services and prevent the Fund from trading at optimal rates and terms. Moreover, a disruption in the financing, derivative intermediation and prime brokerage services provided by any such relationships before the Fund establishes additional relationships could have a significant impact on the Fund’s business due to the Fund’s reliance on such counterparties.
Some of the markets in which the Fund may effect its transactions are “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. In addition, in the case of a default, the Fund could become subject to adverse market movements while replacement transactions are executed. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single counterparty or small group of counterparties.
Furthermore, there is a risk that any of the Fund’s counterparties could become insolvent and/or the subject of insolvency proceedings. If one or more of the Fund’s counterparties were to become insolvent or the subject of insolvency proceedings in the United States (either under the U.S. Securities Investor Protection Act of 1970, as amended or the United States Bankruptcy Code), there exists the risk that the recovery of the Fund’s securities and other assets from the Fund’s prime brokers or broker-dealers will be delayed or be of a value less than the value of the securities or assets originally entrusted to such prime broker or broker-dealer. The insolvency of such prime broker or broker-dealer could seriously damage the operations of the Fund, and the Fund could lose a substantial portion or all of its assets held with such prime broker or broker-dealer. Securities and other assets deposited with custodians or brokers may not be clearly identified as being assets of the Fund, and hence the Fund may be exposed to a credit risk with regard to such parties. Assets which are deposited with the Fund’s brokers as margin will be available to the creditors of the brokers in the event of the bankruptcy or insolvency of the broker. For example, while brokers are required to segregate client assets from their proprietary assets and are required to hold specified amounts of capital in reserve, client assets are normally held in pooled client accounts for the benefit of all clients. The broker may be able to transfer client assets out of such client accounts in the ordinary course of business, or rehypothecate the assets. If the pro rata share that the Fund receives is less than 100% of what the broker owes it (the Fund is entitled as a matter of law to the cash and marked-to-market value of the securities in its prime brokerage account, minus any indebtedness to the relevant broker), the Fund could recover cash or securities with a marked-to-market value of up to a specified statutory limit from a fund established under U.S. law to reimburse customers of insolvent brokers. If the Fund does not recover all cash and securities, including securities that have been rehypothecated, from its account with a broker after receiving its pro rata share of customer property recovered from the insolvent broker’s estate, if any, and maximum payment from the customer reimbursement fund established under U.S. law to reimburse customers of insolvent broker-dealers, it will be an unsecured creditor of the insolvent broker with respect to such shortfall and, therefore, may not be able to recover equivalent assets in full, or at all. In addition, while the return of client property is designed to occur on an expedited basis (usually by transfer of the accounts to a solvent broker), the Fund may be unable to trade the assets that were held by the insolvent broker during this transfer period. In certain circumstances, the assets of the Fund held at a broker could be at risk if other clients of the broker fail to meet margin requirements and the assets of the broker are insufficient to cover any shortfall. Further, there may be practical or timing problems associated with enforcing the Fund’s rights to its assets in the case of an insolvency of any such party.
In addition, the Fund may use counterparties located in jurisdictions outside the United States. Such local counterparties are subject to the laws and regulations in foreign jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a counterparty, it is impossible to generalize about the effect of their insolvency on the Fund and its assets.
The Fund is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. Moreover, the Investment Manager’s evaluation of the creditworthiness of the Fund’s counterparties may prove inaccurate. The ability of the Fund to transact business with any one or more counterparties, the lack of complete and “foolproof” evaluation of the financial capabilities of the Fund’s counterparties and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.
Derivative Instruments in General. The Investment Manager may use various derivative instruments, including options, futures, forward contracts, swaps and other derivatives, which may be volatile and speculative. Certain positions may be subject to wide and sudden fluctuations in market value. Derivatives, especially over-the-counter (“OTC”) derivatives engaged as a privately negotiated contract against a principal counterparty, may be subject to adverse valuations reflecting the counterparty’s marks (or valuations), which might not correspond to the valuations of other market or exchange-traded instruments. Derivatives used for hedging purposes may not correlate strongly with the underlying investment sought to be hedged. Derivative instruments may not be liquid in all circumstances, so that in volatile markets the Fund may not be able to close out a position without incurring a loss. Trading in derivative instruments may permit the Fund to incur additional leverage, which may magnify the gains and losses experienced by the Fund and could cause the Fund’s net asset value to be subject to wider fluctuations than would otherwise be the case. While derivatives used for hedging purposes can reduce or eliminate losses, such use can also reduce or eliminate gains. When the Fund uses derivatives as an investment vehicle to gain market exposure, rather than for hedging purposes, any loss on the derivative investment will not be offset by gains on another hedged investment. The Fund is therefore directly exposed to the risks of that derivative. Derivatives may not be available to the Fund upon acceptable terms. As a result, the Fund may be unable to use derivatives for hedging or other purposes. As noted above under “Necessity for Counterparty Trading Relationships; Counterparty Risk,” counterparty relationships related to derivatives transactions subject the Fund to additional risks.
Futures. Futures markets are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental programs and policies, national and international political and economic events and changes in interest rates. Because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account, and a relatively small price movement in a futures contract may result in substantial gains or losses to the trader. Futures positions are marked to the market each day and variation margin payments must be paid to or by the Fund. Futures trading may also be illiquid, and certain exchanges do not permit trading in particular contracts at prices that represent a fluctuation in price during a single day’s trading beyond certain set limits. Should prices fluctuate during a single day’s trading beyond those limits, which conditions might last for several days with respect to certain contracts, the Fund could be prevented from promptly liquidating unfavorable positions and thus be subjected to substantial losses. The U.S. Commodity Futures Trading Commission and various exchanges impose speculative position limits on the number of positions that the Fund may hold or control in particular contracts.
Options. Both the purchasing and selling of call and put options entail risks. Although an option buyer’s risk is limited to the amount of the original investment for the purchase of the option, an investment in an option may be subject to greater fluctuation than is an investment in the underlying securities. In theory, an uncovered call writer’s loss is potentially unlimited, but in practice the loss is limited by the term of existence of the call. The risk for a writer of a put option is that the price of the underlying security may fall below the exercise price. Options also involve counterparty risk. However, the Fund generally intends for a majority of its trading in option contracts to be standardized options which trade on recognized exchanges. The Investment Manager believes that these options provide greater liquidity and involve less counterparty risk than customized options for which a clearinghouse does not exist.
Trading in Forward Contracts. The Fund may engage in the trading of forward contracts. In contrast to futures contracts traded on an exchange, forward contracts are not guaranteed by any exchange or clearing house and are subject to the creditworthiness of the counterparty of the trade. Banks and other dealers with whom the Fund may transact in such forwards may require the Fund to deposit margin with respect to such trading, although margin requirements may at times be minimal. The Fund’s counterparties are not required to continue to make markets in such contracts and these contracts can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain counterparties have refused to continue to quote prices for forward contracts or have quoted prices with an unusually wide spread (the difference between the price at which the counterparty is prepared to buy and that at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. In addition, disruptions can occur in any market traded by the Fund due to unusually high trading volume, political intervention, or other factors. Market illiquidity or disruption could result in major losses to the Fund.
Hedging Transactions. The Fund is under no obligation to hedge any risk arising out of its investment program and may elect to not hedge any such risk, or to hedge only specific risks. Such hedging activities may be aimed at preventing changes in the market value of the Fund’s portfolio resulting from fluctuations in the securities markets and changes in interest rates, protecting the Fund’s unrealized gains in the value of the portfolio, enhancing or preserving returns, spreads or gains on any investment in the Fund’s portfolio, protecting the Fund against fluctuations in the interest rate or currency exchange rate, protecting the Fund against any increase in the price of any securities the Fund anticipates purchasing at a later date, or may be done for any other reason that the Investment Manager deems appropriate. The success of the Fund’s hedging strategy will be subject to the correlation between the performance of the instruments used in the hedging strategy and the performance of the investments in the portfolio being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Fund’s hedging strategy will also be subject to the Investment Manager’s ability to recalculate, readjust and execute hedges in an efficient and timely manner. There is no guarantee that the Investment Manager will be able to do that successfully. While the Fund may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Fund than if it had not engaged in any such hedging transactions. For a variety of reasons, the Investment Manager may not seek to establish a strong correlation between such hedging instruments and the portfolio holdings being hedged. Such weak correlation may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss.
Swap Agreements. Swap agreements are privately negotiated OTC derivative products in which two parties agree to exchange actual or contingent payment streams that may be calculated in relation to a rate, index, instrument, or certain securities, and a particular “notional amount.” Swaps may be subject to various types of risks, including market risk, liquidity risk, structuring risk, tax risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty. Swaps can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swaps may increase or decrease the Fund’s exposure to commodity prices, equity or debt securities, long-term or short-term interest rates (in the United States or abroad), non-U.S. currency values, mortgage-backed securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates and may increase or decrease the overall volatility of the Fund’s portfolio. Swap agreements can take many different forms and are known by a variety of names. The Fund is not limited to any particular form of swap agreement if the Investment Manager determines that other forms are consistent with the Fund’s investment objective and policies. A significant factor in the performance of swaps is the change in individual commodity values, specific interest rates, currency values, or other factors that determine the amounts of payments due to and from the counterparties. If a swap calls for payments by the Fund, the Fund must have sufficient cash availability to make such payments when due. In addition, if a counterparty’s creditworthiness declines, the value of a swap agreement may also decline, potentially resulting in losses to the Fund.
The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) includes provisions that comprehensively regulate OTC derivatives markets for the first time, including the swap markets.
The Dodd-Frank Act and regulations implementing the Dodd-Frank Act mandate that certain OTC derivatives must be submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearing member and clearinghouse, as well as possible SEC or CFTC mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements on holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it. Although the Dodd-Frank Act includes limited exemptions from the clearing and margin requirements for certain “end-users,” the Fund does not expect to be able to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes the majority of its OTC derivatives will be subject to clearing and margin requirements irrespective of whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront margin, less favorable trade pricing, and the possible imposition of new or increased fees.
The SEC and CFTC may also require certain derivative transactions that are currently executed on a bilateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into tailored or customized transactions. They may also render certain strategies in which the Fund might otherwise engage impossible, or so costly that they will no longer be economically viable to implement.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. Although neither the Fund nor the Investment Manager is required to register as a dealer or major participant in the OTC derivatives markets, it is possible that going forward, the Fund and/or the Investment Manager may be required to be registered as a dealer or major participant. Registered OTC derivatives dealers and major participants are subject to a number of regulatory requirements, including minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are OTC derivatives, exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Dodd-Frank Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.
Although the Dodd-Frank Act will require many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Fund may remain OTC or principal-to-principal contracts entered into privately by the Fund and third parties. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd-Frank Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Dodd-Frank Act is fully implemented, a process that may take several years or more.
The European Market Infrastructure Regulation similarly seeks to comprehensively regulate the OTC derivatives market in Europe for the first time including, in particular, imposing mandatory central clearing, trade reporting and, for non-centrally cleared trades, risk management obligations on counterparties. Taken together, these regulatory developments will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing and possible new or increased fees.
Short Sales. The Fund may engage in short selling of any of the instruments it trades. In selling short, the Fund bears the risk of an increase in the value of the instrument sold short above the price at which it was sold. Such an increase could lead to a substantial (theoretically unlimited) loss, as the market price of instruments sold short may increase indefinitely. Under certain market conditions, the Fund might have difficulty purchasing instruments to meet its short sale delivery obligations (such as to complete a dealer buy-in of the underlying instrument). The Fund might also have to sell instruments to raise the capital necessary to meet its short sale margin call obligations at a time when fundamental investment considerations would not favor closing out such short position. The Investment Manager’s use of “directional” short-selling has subjected the Fund, and may continue to subject the Fund, to risk of litigation. Lawsuits can be brought against short sellers of a company’s stock to discourage short selling. Among other claims, these suits may allege libel, conspiracy, and market manipulation and may expose the Fund to significant liabilities.
Short-selling activities are subject to restrictions imposed by U.S. and non-U.S. securities laws and the various securities exchanges. Limitations on short-selling have been imposed on an emergency basis in the past during market disruptions. Short-selling may be subject to further regulatory restrictions in the future, including reporting requirements on short-selling, which may prevent the Fund from successfully implementing its investment strategies involving short-selling.
Credit Default Swaps. The Fund may purchase or sell credit derivatives contracts—primarily CDS—both for hedging and other purposes. The typical CDS contract requires the seller to pay to the buyer, in the event that a particular “Reference Entity” experiences specified credit events, the difference between the notional amount of the contract and the value of a security or portfolio of securities issued by the reference entity that the buyer delivers to the seller. In return, the buyer agrees to make periodic payments equal to a fixed percentage of the notional amount of the contract. CDS generally trade on the basis of theoretical pricing and valuation models, which may not accurately value such swap positions when established or when subsequently traded or unwound under actual market conditions.
Factors that may influence the value of CDS include the contractually specified credit-related events with respect to a Reference Entity that may trigger settlement of the CDS; optionality that a party has under the terms of the CDS, such as the ability to select the obligations of a Reference Entity that will be delivered or valued or to decide whether or not to trigger settlement; market liquidity for a particular type of CDS; interest rates and the amount of any periodic fixed payments required to be made under the CDS; and the time remaining to the maturity of the CDS.
Decisions made by industry-appointed Credit Derivatives Determinations Committees (“Determinations Committees”) may affect the Fund’s rights and obligations under a CDS. If so provided under the terms of a CDS, a Determinations Committee will have the power to make binding decisions on critical issues, such as whether a “credit event” with respect to the Reference Entity has occurred, which obligations of the Reference Entity are deliverable and whether an auction to determine the settlement price for related CDS should take place. The institutions serving on the Determinations Committees or any external reviewers do not owe any duty to the Fund in such capacity and the Fund may be prevented from pursuing claims with respect to actions taken by such persons.
There can be no assurance that the Fund will achieve its hedging, investment or other objectives. Credit events that trigger CDS are expressly defined under the terms of a CDS transaction and may not encompass all of the circumstances in which the Fund may suffer credit-related losses on an obligation of a Reference Entity. Similarly, some entities that experience credit difficulties do not file for bankruptcy or default on payments on all of their obligations. Instead, they may enter into work-out or restructuring arrangements with their creditors. Unless a CDS expressly provides for a “restructuring” credit event—and the actual event falls within the agreed definition of that credit event—the protection buyer under a CDS may not receive any compensation if such a workout or other restructuring occurs.
CDS transactions can be more operationally intensive than other transactions. CDS transactions may require that certain notices be given in order to exercise rights, realize value or protect and preserve interests under the transaction. Failure to act within the requisite time periods could adversely affect the Fund’s interests under a CDS agreement.
The ultimate outcome of a CDS transaction (following the occurrence of a credit event and satisfaction of all conditions to settlement, if applicable) will be affected by the settlement method applicable to the transaction.
If so provided, a CDS transaction may be cash settled by reference to the price of certain deliverable obligations of the Reference Entity determined in an auction conducted pursuant to terms published by the Determinations Committee (“auction settlement”). Although auctions generally can be expected to be held for CDS of Reference Entities that are widely traded in the credit markets, there can be no assurance that an auction will be held for future credit events or that, if held, the auction will result in the determination of a final price. If an auction is not held or fails to result in the determination of a final price, generally either physical settlement or cash settlement will apply.
If “physical settlement” applies to a CDS transaction, the protection buyer must select (if the terms of the CDS transaction provide the protection buyer a choice) an obligation or obligations of the reference entity that satisfies specified deliverability criteria and deliver those obligations to the protection seller in the amount specified in the CDS transaction. In such cases, it is likely that the portfolio of obligations selected by the protection buyer will be obligations of the Reference Entity with the lowest market value (“cheapest-to-deliver”) that are eligible for selection pursuant to the terms of the CDS transaction. Alternatively, physical settlement may not be possible to accomplish under some circumstances, such as inability to procure a deliverable obligation due to market dislocations or prior redemptions or refinancing by the Reference Entity. In such event, the protection buyer may receive no recovery if it is unable to make a required delivery.
If “cash settlement” applies, one of the parties may be required to seek quotations for selected obligations of the Reference Entity. Such quotations may not be available, or the level of such quotations may be substantially reduced as a result of illiquidity in the relevant markets or as a result of factors other than the credit risk of the Reference Entity (for example, liquidity constraints affecting market dealers). Moreover, the market value of a Reference Entity’s obligations may be highly volatile in the period following a credit event. Accordingly, any quotations so obtained may differ significantly from the value of the relevant obligation that would be determined by reference to the present value of related cash flows, or the value that a party to a CDS transaction could obtain if it controlled the disposition of the obligations.
Actions of Reference Entities (for example, merger or demerger or the repayment or transfer of indebtedness) may adversely affect the value of related CDS. No Reference Entity has any obligation to consider the Fund’s interest (as a party to a CDS) as to any corporate or sovereign actions that might affect the value of the CDS. A Reference Entity may have an incentive to structure a corporate transaction to produce a particular result under CDS, in order to induce holders of its debt obligations to take certain actions. In some instances, a Reference Entity may repay its outstanding liabilities or assign them to a different entity, in which case a CDS with respect to that Reference Entity may no longer have deliverable obligations that could be considered for purposes of settlement of the CDS (a circumstance commonly referred to as an “orphan” credit transaction), which may result in losses for the protection buyer.
A protection seller under a CDS generally will not have rights equivalent to those of a holder of debt obligations of the relevant Reference Entity, such as voting rights or rights to receive consent fees or other distributions from the Reference Entity. Consequently, entering into a CDS transaction as protection seller may be riskier than a direct investment in the obligations of a reference entity.
Enhanced Regulation of Short Sales and Credit Default Swaps. Since November 2012, short sales and CDS are subject to the provisions of the EU Regulation on Short Selling and certain aspects of CDS (the “Short Selling Regulation”), which was published in the Official Journal of the European Union on March 24, 2012. The Short Selling Regulation introduces restrictions and disclosure requirements for persons taking short positions in EU shares and sovereign bonds, and prohibits entering into uncovered CDS in relation to EU sovereign debt (i.e., where the investor does not have an exposure that it is seeking to hedge either to the sovereign debt itself or to assets or liabilities whose value is correlated to the sovereign debt). In addition, the Short Selling Regulation permits the competent authorities of EU Member States to prohibit or restrict short sales, limit sovereign CDS and impose emergency disclosure requirements, among other things, during times of stressed markets. Competent authorities may also restrict short sales of individual securities which have suffered a significant fall in price in a single day.
The provisions of the SEC rules and the Short Selling Regulation may hinder the Fund’s investment program by preventing it from taking positions that the Investment Manager considers favorable. They may also result in overvaluations of certain securities due to restrictions on market efficiency. In addition, the SEC’s “Circuit Breaker Uptick Rule” and the emergency powers granted under the Short Selling Regulation to competent authorities during times of stressed markets and with respect to individual securities, may adversely affect the Fund by preventing it from taking hedging positions or other positions that the Investment Manager considers to be in the Fund’s best interests. The imposition of emergency measures under the Short Selling Regulation could, therefore, result in substantial losses to the Fund.
Investments in Certain Metals and Commodities. The Fund may invest directly or indirectly, long or short, in metals, commodities and similar materials. Since ownership of such investments does not generate any income, the sole source of return would be from gains realized on sales of the investments, and a negative return would be realized to the extent such investments are sold at a loss. Certain metals, commodities and similar materials may incur storage or insurance costs that are higher than the custody fees paid on traditional financial assets. Prices of such metals, commodities and materials are affected by factors such as cyclical economic conditions, political events, and monetary policies of various governments and countries. Certain metals, commodities and similar materials are also subject to governmental action for political reasons. Markets for physical commodities are at times volatile, and there may be sharp fluctuations in prices even during periods of rising prices. There is also a risk that such metals, commodities or similar investments could be lost, suffer damage or deterioration if not adequately stored, or stolen, or that access to such investments could be restricted by natural events (e.g., force majeure) or tortious human actions. Such risks are increased to the extent the Fund takes possession of a physical commodity. The storage costs for physical commodities are higher than the custody fees paid on financial assets, although the Fund will contract with internationally-recognized custodians to hold any of its owned physical commodities. However, these custodians, consistent with market practice, may not have insurance adequate to cover any such loss. Finally, it is complicated to leverage positions in physical commodities, and to the extent the Fund needs to raise cash on an expedited basis, such commodities may not be available to borrow against on commercial terms.
Exchange Traded Funds (ETFs). The Fund may invest in shares of ETFs, including for hedging purposes. ETFs may be passively or actively managed. Passively managed ETFs generally seek to track the performance of a particular market index, including broad-based market indexes, as well as indexes relating to particular sectors, markets, regions or industries. Actively managed ETFs do not seek to track the performance of a particular market index and instead actively make investment decisions regarding the securities to be included in an investment portfolio. As an investor in ETFs, the Fund will bear its ratable share of various fees, allocations and expenses of the ETF, all of which are embedded in the net asset value of the ETF. ETFs represent shares of ownership in either funds or unit investment trusts that hold portfolios of common stocks, bonds or other instruments, which, in the case of passively managed ETFs, are designed to generally correspond to the price and yield performance of an underlying index. A primary risk factor relating to ETFs is that the general level of stock or bond prices may decline, thus affecting the value of an equity or fixed income ETF, respectively. An ETF may also be adversely affected by the performance of the specific sector or group of industries on which it is based. Moreover, although passively managed ETFs are designed to provide investment results that generally correspond to the price and yield performance of their underlying indices, ETFs may not be able to exactly replicate the performance of the indices because of their expenses and other factors.

Interest Rates. The Fund may be adversely affected by changes in interest rates. Interest rates are determined by factors of supply and demand in the international money markets and can be influenced by macro-economic factors, speculation and other forms of government intervention. The Fund may experience increased interest rate risk to the extent it invests, if at all, in lower-rated instruments, debt instruments with longer maturities, debt instruments paying no interest (such as zero coupon debt instruments) or debt instruments paying non-cash interest in the form of other debt instruments.
Currency. The Fund’s accounts will be denominated in U.S. dollars. Limited Partners bear all risks of exchange rate fluctuations in respect of any purchase of Interests using currencies other than U.S. dollars. Also, certain of the investments of the Fund may be in currencies other than U.S. dollars. The Fund intends to typically hedge against currency exchange rate fluctuations, but may not do so in the discretion of the Investment Manager. Unless the Fund hedges against fluctuations in exchange rates between the U.S. dollar and the currencies in which Fund investments are denominated in foreign markets, any profits which the Fund might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Fund could even incur losses as a result of any such changes. Even if the Fund hedges against such fluctuations, there is no guarantee such hedges will eliminate or reduce such losses. In addition to hedging transactions, the Fund may take speculative positions in currency. Such positions may be leveraged and be subject to significant volatility based on a wide variety of factors which could subject the Fund to significant loss.
Effects of Speculative Position Limits. The CFTC and the U.S. commodities exchanges impose limits, referred to as “speculative position limits,” on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on U.S. commodities exchanges. The Dodd-Frank Act significantly expands the CFTC’s authority to impose position limits with respect to futures contracts, options on futures contracts, swaps that are economically equivalent to futures or options on futures, swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. In addition, the Dodd-Frank Act requires the SEC to set position limits on security-based swaps. The Investment Manager could be required to liquidate positions held for the Fund, or may not be able to fully implement trading ideas, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to the Fund.
Turnover. A substantial portion of the Fund’s capital may be invested on the basis of short‑term market considerations. The portfolio turnover rate of those investments may be significant, potentially involving substantial brokerage commissions and fees. These commissions and fees will reduce the Fund’s net profits.
Concentration Risk; Non-Diversified Investment Program. Subject to the Guidelines, the Fund may at certain times hold large positions in a relatively limited number of investments. The Fund could be subject to significant losses if it holds a relatively large position in a single issuer, industry, market or a particular type of investment that declines in value, and the losses could increase even further if the investments cannot be liquidated without adverse market reaction or are otherwise adversely affected by changes in market conditions or circumstances. The Fund’s investments could potentially be concentrated (and not hedged) in relatively few strategies, issuers, industries or markets.
Market Risks and Lack of Liquidity. The success of the Fund’s investment program depends to a great extent upon the ability of the Investment Manager to assess correctly the future course of price movements of stocks, bonds, and foreign currencies. There can be no assurance that the Investment Manager will accurately predict such movements. In addition, subject to the Guidelines, the Fund may invest in securities with limited liquidity. During periods of stress in the markets, prices for securities with less liquidity typically suffer significantly more than more liquid, exchange-traded equities. This lack of liquidity, together with a failure to accurately predict market movements, may adversely affect the market value of Fund investments from time to time.
Volatility Risk. The Fund’s investment program may involve the purchase and sale of relatively volatile instruments such as derivatives, which are frequently valued based on implied volatilities of such derivatives compared to the historical volatility of underlying securities. Fluctuations or prolonged changes in the volatility of such instruments, therefore, can adversely affect the value of investments held by the Fund. In addition, many non-U.S. financial markets are not as developed or as efficient as those in the U.S., and as a result, price volatility may be higher for the Fund’s investments.
Governmental Intervention. Pervasive and fundamental disruptions undergone by global financial markets may lead to extensive and unprecedented governmental intervention, including conservatorship and the suspensions of short selling with respect to certain companies. Such intervention may be implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, some of these interventions may be unclear in scope and application, resulting in market uncertainty that may negatively affect the efficient functioning of the markets, as well as previously successful investment strategies. It is impossible to predict whether and when such governmental intervention may occur and any such governmental intervention may affect the success of the Fund’s investment strategy and may cause the Fund to sustain significant loss.
Certain legislation proposing greater regulation or taxation of the hedge fund industry periodically is considered by Congress, as well as the governing bodies in non-U.S. jurisdictions. It is impossible to predict what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Fund’s strategies. Any such regulation could also require increased transparency as to the identity of the Limited Partners.
Trading on Foreign Exchanges. The Fund may trade on exchanges located outside the United States. Trading on such exchanges is not regulated by the SEC and may, therefore, be subject to more risks than trading on domestic exchanges such as the risks of exchange controls, expropriation, burdensome taxation, moratoria and political or diplomatic events.

Loans of Portfolio Securities. The Fund may lend its portfolio securities. By doing so, the Fund attempts to increase income through the receipt of interest on the loan. In the event of the bankruptcy of the other party to a securities loan, the Fund could experience delays in recovering the loaned securities. To the extent that the value of the securities the Fund lent has increased, the Fund could experience a loss if such securities are not recovered.
Reliance on Third Parties. The Investment Manager will rely on third parties to provide it with different types of data, including real time, raw, and calculated data via the Internet. The Fund could be adversely affected if its or its data providers’ computer systems or infrastructure cannot properly process and calculate the information needed for the Investment Manager to conduct its trading strategies or if such information provided is incorrect or incomplete.
Investment Analysis. When assessing investment opportunities, the Investment Manager relies on resources that may have limited or incomplete information. In particular, the Investment Manager relies on publicly available information and data filed with various government regulators. Although the Investment Manager expects that it will evaluate information and data as it deems appropriate and will seek independent corroboration when reasonably available, the Investment Manager will not evaluate all publicly available information and data and is not in a position to confirm the completeness, genuineness or accuracy of the information and data that it evaluates.
As a result, there can be no assurance that the due diligence exercise carried out by the Investment Manager will reveal or highlight all relevant facts that may be necessary or helpful in evaluating investment opportunities. Any failure to have identified the relevant facts may result in an inappropriate investment decision, which may have a material adverse effect on the value of any investment in the Fund.
Fraud. In making certain investments, the Investment Manager often relies upon the accuracy and completeness of representations made by the issuer of such investment, but cannot guarantee the accuracy or completeness of such representations. Of concern in purchasing investments is the possibility of material misrepresentation or omission on the part of an issuer. Such inaccuracy or incompleteness may adversely affect the valuation of any investment. Instances of fraud and other deceptive practices committed by senior management of certain companies in which the Fund may invest may undermine the ability of the Investment Manager to conduct effective due diligence on, or successfully exit investments made in, such companies and may result in the Fund incurring losses. In addition, financial fraud may contribute to overall market volatility, which can negatively impact the Fund’s investment program. Under certain circumstances, payments to the Fund may be reclaimed if they are later determined to have been made with an intent to defraud creditors or make a preferential payment.
Exposure to Material Non-Public and Other Restricting Information. From time to time, the Investment Manager may receive material non-public information (or certain other information) with respect to an issuer of publicly-traded securities or other securities. In such circumstances, the Fund may be prohibited, by law, policy or contract, for a period of time from (i) selling all or a portion of a position in such issuer, (ii) establishing an initial position or taking any greater position in such issuer, and (iii) pursuing other investment opportunities related to such issuer.
Engaged Investor. From time to time, the Fund may pursue an active role in effectuating corporate, managerial or similar change with respect to an investment.
The costs in time, resources and capital involved in such investments depend on the circumstances, which are only in part within the Investment Manager’s control, and may be significant, particularly if litigation against the Fund and/or the Investment Manager ensues or if the Fund and/or the Investment Manager commence(s) litigation in furtherance of the Fund’s investment strategy. The expenses associated with such investment strategy, including potential litigation or other transactional costs, such as the costs associated with proxy contests, SEC (or similar regulatory authority) filings, audits and inquiries, and the costs (including incentive compensation (which may amount to significant sums upon the occurrence of certain events) and potential indemnification costs) of having certain individuals be the nominees for or serve on the boards of directors of the “portfolio companies,” at the Fund’s request, in which the Fund invests, will be borne by the Fund.
The success of the Fund’s engaged investment strategy with respect to any specific investment may require, among other things: (i) that the Investment Manager properly identify portfolio companies whose equity prices can be improved through corporate and/or strategic action; (ii) that the Fund acquire sufficient shares of the securities of such portfolio companies at a sufficiently attractive price; (iii) a positive response by the management of portfolio companies to shareholder engagement; (iv) a positive response by other shareholders to shareholder engagement and the Fund’s proposals (such shareholders may include types of shareholders believed by some to not be inclined to support any side in corporate governance disputes); and (v) a positive response by the markets to any actions taken by “portfolio companies” in response to shareholder engagement. No assurances are given that any of the foregoing will succeed.
The Fund, either alone or together with others (including any Affiliated Fund), may secure the appointment of persons to a portfolio company’s board of directors. It is the policy of the Investment Manager that any cash or other compensation paid, or benefits accrued, in either case, to the Investment Manager’s employees (net of any taxes owed by the employee) for their service to a portfolio company’s management team or board of directors are treated as an offset against the Management Fee (with such compensation allocated among the Fund and the Affiliated Funds in such proportion as the Investment Manager deems fair and equitable to reflect their respective interests in the portfolio company), and any such compensation that is in excess of the Management Fee will be donated to a charity selected by the Investment Manager. In doing so, individual(s) (including members, partners, officers, managers, employees or affiliates of the General Partner, the Investment Manager and their respective affiliates or designees) serving on the board of directors of a portfolio company at the Fund’s request may acquire fiduciary duties to such portfolio company and to such portfolio company’s shareholders, members, unitholders, partners or other owners of such portfolio company, in addition to the duties it owes the Fund. Such fiduciary duties may require such individuals to take actions that are in the best interests of a portfolio company or the shareholders, members, unitholders, partners or other owners of such portfolio company. Accordingly, situations may arise where members, partners, officers, managers, employees or affiliates of the General Partner, the Investment Manager and their respective affiliates or designees may have conflicts of interest between any duties that they owe to a portfolio company and the shareholders, members, unitholders, partners or other owners of such portfolio company, on the one hand, and any duties that they owe to the Fund, on the other hand.
It should also be noted that any individual serving on the board of directors of a “portfolio company” at the Fund’s request will have fiduciary duties to all shareholders of such company, which at times may not be consistent with the short-term needs of the Fund.
Corporate governance strategies may prove ineffective for a variety of reasons, including: (i) opposition of the management or shareholders of the subject company, which may result in litigation and may erode, rather than increase, shareholder value; (ii) intervention of one or more governmental agencies; (iii) efforts by the subject company to pursue a “defensive” strategy; (iv) market conditions resulting in material changes in securities prices; (v) the presence of corporate governance mechanisms such as staggered boards, poison pills and classes of stock with increased voting rights; and (vi) the necessity for compliance with applicable securities laws. In addition, opponents of a proposed corporate governance change may seek to involve regulatory agencies in investigating the transaction or the Fund and such regulatory agencies may independently investigate the participants in a transaction, including the Fund and/or the Investment Manager, as to compliance with securities or other law. Furthermore, successful execution of a corporate governance strategy may depend on the active cooperation of shareholders and others with an interest in the subject company. Some shareholders may have interests which diverge significantly from those of the Fund and some of those parties may be indifferent to the proposed changes. Additionally, due to the proliferation of exchange traded funds, there may be a greater proportion of outstanding shares of a target issuer that will not participate in voting on shareholder matters relating to the target issuer, which may make it more difficult for the Investment Manager to obtain the necessary shareholder approvals to implement its strategy. Moreover, securities that the Investment Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Manager anticipates, even if a corporate governance strategy is successfully implemented. Even if the prices for a portfolio company’s securities have increased, no guarantee can be made that there will be sufficient liquidity in the markets to allow the Fund to dispose of all or any of its securities therein or to realize any increase in the price of such securities.

In addition, as a result of the Fund’s engaged strategy (including, without limitation, in circumstances where an individual, at the Fund’s request, is appointed to a board of directors), the Fund may become privy to information (including material non-public information), which may subject the Fund to trading restrictions (including prohibiting the Fund from trading in certain securities or only permitting the Fund to trade in certain securities during certain periods) pursuant to the internal trading policies of the Investment Manager or applicable law or regulations. Such restrictions on the purchasing or selling of securities may have an adverse effect on the Fund.
Section 16 and Hart-Scott-Rodino Obligations. In connection with any acquisition of beneficial ownership by the Fund and the Affiliated Funds of more than 5% of any class of the equity securities of a company registered under the Exchange Act, the Fund may be required to make certain filings with the SEC. Generally, these filings require disclosure of the identity and background of the purchasers, the source and amount of funds used to acquire the securities, the purpose of the transaction, the purchaser’s interest in the securities and any contracts, arrangements or undertakings regarding the securities. In certain circumstances, the Fund may be required to aggregate certain investments in a given company with the beneficial ownership of that company’s securities held by or on behalf of the Investment Manager and its affiliates, which could require the Fund, together with such other parties, to make certain disclosure filings or otherwise restrict the Fund’s activities with respect to such company’s securities. If the Fund, alone or as part of a group acting together for certain purposes, becomes the beneficial owner of more than 10% of certain classes of securities of a public company or places a director on the board of directors of such a company, the Fund may be subject to certain additional reporting requirements, to liability for short-swing profits under Section 16 of the Exchange Act and to certain restrictions on its ability to hedge its exposure to such issuer. In addition, the Fund may be required to make filings under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”) with respect to its ownership of certain voting securities, and possibly be subject to certain fees, penalties or sanctions, if it fails to do so. The Fund and the Investment Manager are currently subject to a Federal Trade Commission consent order which prohibits them from relying on the investment-only exemption under the HSR Act in certain circumstances. A copy of such consent order is available to any Limited Partner upon request.
Litigation Risk. In the ordinary course of business, the Fund and/or the Investment Manager (and its affiliates) may become a party(ies) to threatened and actual litigation. Such litigation may involve regulatory authorities and commercial interests. Litigation may arise in the course of engaged investment activities (such as, but not limited to, proxy contests, direct shorts, breach of contract and service on credit and ad-hoc committees), may result from the nature of the Fund’s holdings (such as, but not limited to, controlling shareholder or lender liability claims) or could be driven by increased or changing interests by regulators in fund activities. The outcome of any legal proceedings, which may materially adversely affect the value of the Fund, may be impossible to anticipate, and such proceedings may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Investment Manager’s time and attention and involve significant expense (which the Fund will ordinarily bear), and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.
The outcome of any such threatened or actual litigation, which may include monetary damages, fees, fines and other sanctions, whether as a result of such regulatory authorities or such commercial interests prevailing, or the Fund determining after consultation with the Investment Manager to settle such threatened or actual litigation, will ordinarily be borne by the Fund (see “Potential Conflicts of Interest – Expenses”).
Co-Investments with Third Parties. The Fund may co-invest with third parties through joint ventures or other entities (see “Potential Conflicts of Interest – Co-Investments”). Such investments may involve risks in connection with such third-party involvement, including the possibility that a third-party co-venturer may have financial difficulties resulting in a negative impact on such investment, may have economic or business interests or goals that are inconsistent with those of the Fund or may be in a position to take (or block) action in a manner contrary to the Fund’s investment objective. In certain circumstances, such third parties may enter into compensation arrangements with the Fund and other investors and participants relating to such investments, including incentive compensation arrangements. Such compensation arrangements will reduce the returns to participants in the investments and create potential conflicts of interest between such parties and the Fund. Determinations made by the Investment Manager regarding the capacity of the Fund with respect to certain investments will be based on a subjective analysis.
Reliance on Experts. The Investment Manager expects to engage and retain, on the Fund’s behalf and at the Fund’s expense, strategic advisors, consultants, senior advisors and other similar professionals, including members of “expert networks” who are not employees or affiliates of the Investment Manager or General Partner, and which may include former senior officials, and other high-profile political figures, including persons known to be close associates of such individuals. The nature of the relationship with each of these professionals and the amount of time devoted or required to be devoted by them may vary considerably. In certain cases, they provide the Investment Manager with industry- or jurisdiction-specific insights and feedback on investment themes, assist in transaction due diligence, and make introductions to and provide reference checks on management teams. In other cases, they take on more extensive roles and contribute to the origination of new investment opportunities. In certain instances the Investment Manager expects to have formal arrangements with these professionals (which may or may not be terminable upon notice by any party), and in other cases the relationships may be more informal.
The Investment Manager has broad discretion to determine how to structure compensation arrangements for third parties retained on the Fund’s behalf and, when making such a determination, may take into account various factors such as, but not limited to, expertise, availability and quality of service, the value any such third party places on his/her own time, the competitiveness of compensation rates in comparison with other service providers satisfying the Investment Manager’s service provider selection criteria and the value of any research and brokerage services and other products and/or services provided by such persons. Such arrangements may include payments such as hourly rates, retainers, “success fees” and a combination thereof in the form of cash, options, warrants, stocks, stock appreciation rights or otherwise and irrespective of whether (i) there is a contractual obligation to pay such fees or (ii) such third parties are engaged by the Fund and/or its affiliates in a dedicated or exclusive capacity. In certain instances, the Investment Manager expects to have formal arrangements with these third parties (which may or may not be terminable upon notice by any party), and in other cases the relationships may be more informal. Such compensation arrangements may include retainers and/or success fees. The Fund will bear the expenses associated with such arrangements.
There can be no assurance that any of the consultants and/or other professionals will continue to serve in such roles and/or continue their arrangements with the Investment Manager throughout the term of the Fund. Further, in the event that material non-public information is obtained by such persons, the Fund may become (or may elect to become) subject to trading restrictions pursuant to the internal trading policies of the Investment Manager or as a result of applicable law or regulations or be prohibited for a period of time from purchasing or selling securities, which prohibition may have an adverse effect on the Fund. The Third Point flagship funds (including, but not limited to, Third Point Offshore Fund, Ltd., Third Point Ultra Onshore LP, Third Point Ultra Ltd., Third Point Partners L.P. and Third Point Partners Qualified L.P., collectively, the “TP Flagship Funds”) and the Investment Manager may also become subject to legal, regulatory, reputational and other unforeseen risks as a result of these professionals’ high-profile positions or other action.
Fund Risks
Dependence on Daniel S. Loeb and the Investment Manager. All investment decisions with respect to the Fund are made by the Investment Manager, under the general supervision of Daniel S. Loeb; Limited Partners have no right or power to take part in the management of the Fund. As a result, the success of the Fund depends largely upon the abilities of Mr. Loeb, and no assurance can be given that a suitable replacement could be found for him in the event of his death, disability or withdrawal from the Investment Manager. In the event Mr. Loeb dies, becomes disabled, retires or is otherwise no longer directing the investment program of the Investment Manager or actively involved in the day-to-day management of the Investment Manager, Limited Partners will be entitled to special notice and withdrawal rights as set forth in the Partnership Agreement.
Investment Manager and its Member and Principals. The Investment Manager currently serves as the investment manager to Affiliated Funds, and will not devote its resources exclusively to Fund business. Furthermore, the Investment Manager may in the future manage additional funds or accounts which may require significant attention. In addition, Mr. Loeb will continue to have significant involvement with non-Fund businesses and while he devotes a substantial and appropriate amount of his time to Fund business, he has substantial philanthropic and other business interests to which he attends from time to time. See “Potential Conflicts of Interest.”
Fees. The Fund will incur substantial fees and expenses whether or not any profits are realized.
Limited Transferability of Interests. The Interests are subject to significant restrictions on transfers. Except as set forth in the Partnership Agreement, any transfer of Interests will require the consent of the General Partner. Limited Partners should have no expectation that the General Partner will consent to any sale, assignment, transfer, conveyance or disposition of Interests. Prospective Limited Partners are required to represent that they will be acquiring their Interests for investment purposes only and not with a view to resale or distribution. The Interests have not been registered under the Securities Act, or any other securities laws, and therefore are subject to restrictions on transfer under the Securities Act and under other jurisdictions’ securities laws. It is not anticipated that a market for the Interests will ever develop.
Limited Liquidity. Limited Partners will be subject to extremely limited liquidity as set forth in the Partnership Agreement.
Subject to certain exceptions set forth in the Partnership Agreement, Limited Partners may withdraw Interests only at the end of automatically renewing lock-up periods, in each case only after providing substantial advance notice. As a result, a Limited Partner’s capital may be locked up for significant periods of time.
In-Kind Distributions. Distributions of proceeds upon a Limited Partner’s withdrawal may be limited, in the General Partner’s discretion. While the General Partner will make all reasonable efforts to make such distributions in cash, there can be no assurance that the Fund will have sufficient cash to satisfy withdrawal requests, or that it will be able to liquidate investments at the time of such withdrawal requests at favorable prices. Under certain limited circumstances as set forth in the Partnership Agreement, a Limited Partner may receive in-kind distributions from the Fund’s portfolio, including, but not limited to, a distribution of interests in a liquidating entity or similar special purpose vehicle which may be subject to management fees comparable to those applicable to the Interests being withdrawn. For the purpose of determining the value to be ascribed to any assets or liabilities of the Fund used for an in-kind distribution, the value ascribed to such assets or liabilities shall be the value of such assets or liabilities on the relevant withdrawal date. The risk of a decline in the value of such assets or liabilities in the period from the relevant withdrawal date to the date upon which such assets or liabilities are distributed to the withdrawing Limited Partner, and the risk of any loss or delay in liquidating such securities, will be borne by the withdrawing Limited Partner, with the result that such Limited Partner may receive less (or no) cash than it would have received if it had been paid in cash. The withdrawing Limited Partner will incur transaction costs in connection with the sale of any proceeds distributed in-kind, and, in the case of interests in trading vehicles or special purpose vehicles, also a proportionate portion of the operating and other expenses borne by such vehicle. Investments so distributed may not be readily marketable or saleable and may have to be held by such Limited Partner for an indefinite period of time. Furthermore, to the extent that a withdrawing Limited Partner receives interests in one or more trading vehicles or special purpose vehicles, such withdrawing Limited Partner will generally have no control over when and at what price the securities in which such vehicles have an interest are sold. In addition, payment to such withdrawing Limited Partner of that portion of its withdrawal proceeds attributable to securities held by one or more trading vehicles or special purpose vehicles will be delayed until such time as such vehicles elect to liquidate such securities.
To the extent that trading vehicles or special purpose vehicles are established for the purpose of distributing interests to withdrawing Limited Partners, such vehicles will generally be managed towards liquidation. The portfolio strategies employed by the Investment Manager for the Fund could conflict with the transactions and strategies employed by the Investment Manager in managing the liquidation of the assets of such vehicles and may affect the prices of the securities that such vehicles hold or to which they are exposed.
No Protection Under the U.S. Investment Company Act. In reliance upon a statutory exemption for privately offered investment companies, the Fund has not registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), or the laws of any country or jurisdiction. Therefore the protections afforded by the 1940 Act (among other things, the 1940 Act generally requires investment companies to have a majority of disinterested directors, requires securities held in custody to be individually segregated at all times from the securities of any other person and to be clearly marked to identify such securities as the property of such investment company, and regulates the relationship between the investment adviser and the investment company) will not be applicable to the Fund.
Effects of Substantial Withdrawals. Substantial withdrawals of Interests by Limited Partners within a limited period of time could require the Fund to liquidate its securities positions more rapidly than would otherwise be desirable, which could adversely affect the value of both the Interests being withdrawn and the remaining Interests. In addition, regardless of the period of time in which withdrawals occur, the resulting reduction in the Fund’s net asset value, and thus in its equity base, could make it more difficult for the Fund to generate trading profits or recoup losses, and could even cause the Fund to liquidate positions prematurely. Some Fund investments may be subject to required assets under management provisions, such as standard swap agreements, that may be triggered by substantial withdrawals, which triggers could result in further adverse effects for the Fund.
Increases in Assets Under Management. While the Investment Manager believes that greater assets under management by the Fund and/or the Investment Manager is generally an advantage to the Fund, there is also the risk that the greater the amount of assets the Investment Manager manages, the more difficult it may be for it to invest profitably for the Fund because of the difficulty of trading larger positions without adversely affecting prices and managing risks associated with larger positions. In addition, there can be no assurance that there will be appropriate investment opportunities to accommodate future increase in assets under management, which may force the Investment Manager to modify its investment decisions for the Fund because it cannot deploy all the assets in a manner it desires. Furthermore, due to the overlap of strategies and investments across many of the Affiliated Funds, the Fund may be adversely affected in the event of rapid or large liquidations of investment positions held by the Fund due to a lack of liquidity resulting from large position sizes in the same investments held by the other accounts.
Competition; Availability of Investments. The markets in which the Fund may invest are competitive for attractive investment opportunities and, as a result, there may be reduced expected investment returns. There can be no assurance that the Investment Manager will be able to identify or successfully pursue attractive investment opportunities in such environments. Among other factors, competition for suitable investments from other pooled investment vehicles, the public equity markets and other investors may reduce the availability of investment opportunities. Competitive investment activity by other firms and institutions will reduce the Fund’s opportunity for profit by generally increasing price pressure on desired assets, reducing mispricings in the market as well as the margins available on those mispricings that can still be identified.
Execution Risks and Investment Manager Error. The execution of the trading and investment strategies employed by the Investment Manager for the Fund can often require time sensitive trades, complex trades, difficult to execute trades, use of negotiated terms with counterparties such as in the use of derivatives and the execution of trades involving less common or novel instruments. In each case, the Investment Manager seeks best execution and has trained execution and operational staff devoted to supervising the execution, settlement and clearing of such trades. However, in light of the time pressures and complexity involved, some slippage, errors and miscommunications with brokers and counterparties are inevitable and may result in losses to the Fund. Such losses may be caused by the Fund’s brokers and counterparties or by the Investment Manager or by a combination of the broker or counterparty and the Investment Manager. The Investment Manager may, but is not required to, attempt to recover losses from brokers or counterparties. The Investment Manager is not liable to the Fund for losses caused by brokers or counterparties, provided, that such broker or counterparty was selected, engaged or retained by the Investment Manager with reasonable care and provided further, that no action or failure to act by the Investment Manager constitutes fraud, bad faith, willful misconduct or gross negligence. The Investment Manager will also not be liable to the Fund for a mistake of judgment or action or inaction taken by the Investment Manager honestly and in good faith and which the Investment Manager reasonably believed to be in the best interests of the Fund, provided, that such action or failure to act by the Investment Manager does not constitute fraud, bad faith, willful misconduct or gross negligence. Generally, in determining whether the Investment Manager was grossly negligent, the General Partner will evaluate and consider, among other things, the adequacy of the supervisory procedures in place to prevent such errors from recurring with any frequency (see “Potential Conflicts of Interest – Expenses” and “Portfolio Transactions and Brokerage – Trade Error Policy”).
Suspensions of Trading and Failure of Exchanges. Each securities exchange typically has the right to suspend or limit trading in all securities which it lists. Such a suspension involving securities owned by the Fund would render it impossible for the Fund to liquidate positions and, accordingly, could expose the Fund to losses. The Fund also is subject to the risk of the failure of any exchanges on which the positions of the Fund trade or of their clearinghouses.
Systems Risk and Cybersecurity. The Fund depends on the Investment Manager to develop and implement appropriate systems for the Fund’s activities. The Fund relies extensively on computer programs and systems (and may rely on new systems and technology in the future) for various purposes including, without limitation, trading, clearing and settling transactions, evaluating certain securities, monitoring its portfolio and net capital, and generating risk management and other reports that are critical to oversight of the Fund’s activities. Certain of the Fund’s and the Investment Manager’s operations interfaces are dependent upon systems operated by third parties, including prime broker(s), International Fund Services (N.A.), L.L.C. (the “Administrator” or “IFS”), market counterparties and their sub-custodians and other service providers. The Fund’s service providers may also depend on information technology systems and, notwithstanding the diligence that the Fund may perform on its service providers, the Fund may not be in a position to verify the risks or reliability of such information technology systems.
The Fund, the Investment Manager and their service providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data, and/or misappropriation of confidential information. For example, information and technology systems are vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Such damage or interruptions to information technology systems may cause losses to the Fund or individual Limited Partners by interfering with the processing of Limited Partner transactions, affecting the Fund’s ability to calculate net asset value or impeding or sabotaging trading.
The Fund may also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, litigation, adverse investor reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose both the Fund and the Investment Manager (which in turn may be indemnified by the Fund) to civil liability as well as regulatory inquiry and/or action. In addition, any such breach could cause substantial withdrawals from the Fund. Limited Partners could also be exposed to losses resulting from unauthorized use of their personal information. While the Investment Manager has implemented various measures to manage risks associated with cybersecurity breaches, including establishing business continuity plans and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. Similar types of cybersecurity risks also are present for issuers of securities in which the Fund invests, which could affect their business and financial performance, resulting in material adverse consequences for such issuers, and causing the Fund’s investment in such securities to lose value.
Incentive Allocation. The General Partner, an affiliate of the Investment Manager, is entitled to receive an Incentive Allocation. Such a compensation arrangement may create an incentive for the Investment Manager to make investments on behalf of the Fund that are riskier or more speculative than would be the case if such arrangement was not in effect. In addition, because the Incentive Allocation is calculated on a basis that includes unrealized appreciation of the Fund’s assets, it may be greater than if such compensation were based solely on realized gains.
Enhanced Scrutiny and Regulations of the Private Investment Fund and Financial Services Industries. In response to the global financial crisis of 2008, there have been unprecedented legislative and regulatory actions taken by numerous governments and their agencies, including the enactment of the Dodd-Frank Act. The Dodd-Frank Act is comprehensive in scope (including the so-called “Volcker Rule,” providing significant changes to the structure of federal financial regulation and new substantive requirements that apply to a broad range of market participants, including private investment funds). Significantly, the Dodd-Frank Act also mandates significant changes to the authority of the Federal Reserve, the CFTC and the SEC, as well as enhanced oversight and regulation of investment advisors, banks and non-bank financial institutions. This enhanced oversight and regulation, and the need for significant additional rule-making by various governmental bodies, is creating uncertainty in the financial markets and, in particular, in the private funds industry. Among other things, such uncertainty may result in enhanced compliance risks. While it will likely be quite some time until the full extent of the Dodd-Frank Act reforms are implemented and the direct and indirect impact of this legislation is fully understood, industry observers generally agree that most advisers to private investment funds and other private pools of capital have been affected.
Many of the regulators to which the Fund, the Investment Manager or their respective affiliates are expected to be subject globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanctions imposed against the Fund, the Investment Manager or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm the

Fund, the Investment Manager or their respective affiliates’ reputations which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment. As the U.S. and the global economy continue to struggle to improve, there is a material risk that regulatory agencies in the U.S. and beyond will continue to adopt burdensome new laws or regulations (including tax laws or regulations), or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations. Any such events or changes could occur during the Fund’s term and may adversely affect the Fund and its ability to operate and/or pursue its investment strategies. Such risks are often difficult or impossible to predict, avoid or mitigate in advance.
Additional legislative and regulatory action is likely, as growth of the private funds industry, and the increasing size and reach of transactions, as well as the increased attention to private funds, have prompted governmental and public attention to the private funds industry and its practices. Changes to various laws and regulations (including tax laws) could occur during the term of the Fund and may adversely affect the Fund and its ability to operate and/or pursue its trading strategies. Such risks are often difficult or impossible to predict, avoid or mitigate in advance. The effect on the Fund of any such regulatory or legal changes could be substantial and adverse. For example, rule 4.27 under the CEA and the Advisers Act rule 204(b)-1 implement Sections 404 and 406 of the Dodd-Frank Act requiring advisors to hedge funds and other private funds to report information for use by the Financial Stability Oversight Council in monitoring risk to the U.S. financial system. Among other things, certain large private fund advisors are required to file a Form PF on a quarterly basis reporting on matters such as exposures by asset class, geographical concentration, turnover and, in certain cases, leverage, risk profile and liquidity. In addition, non-U.S. jurisdictions, including many European jurisdictions, have proposed modernizing financial regulations that have called for, among other things, increased regulation of and disclosure with respect to, and possibly registration of, hedge funds and private equity funds.
Furthermore, the private funds industry has been subject to criticism by some politicians, regulators and market commentators as a result of alternative asset managers becoming more influential participants in the U.S., global financial markets and economy, generally. As of the date of the Partnership Agreement, various U.S. federal, state and local agencies have been examining the role of placement agents, finders and other similar private investment fund service providers in the context of investments by public pension plans and other similar entities, including investigations and requests for information. Moreover, as a result of highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets. There has been an active debate both nationally and internationally over the appropriate extent of regulation and oversight of private investment funds and their managers. Any changes in the regulatory framework applicable to the Fund may impose additional expenses, require the attention of senior management or result in limitations in the manner in which the Fund’s business is conducted.

It is impossible to predict what, if any, changes in regulation applicable to the Fund, the Investment Manager, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. The effect of any future regulatory change on the Fund could be substantial and adverse.
Investors should understand that the Fund’s business is dynamic and is expected to change over time. The Investment Manager may maintain multiple business lines in multiple jurisdictions that are governed by a multitude of legal systems and regulatory regimes, some of which are new and evolving. Therefore, the Fund may be subject to new or additional regulatory constraints in the future. This Appendix A cannot address or anticipate every possible current or future regulation that may affect the Investment Manager, the Fund or their respective businesses. Such regulations may have a significant impact on the Limited Partners or the operations of the Fund, including, without limitation, restricting the types of investments the Fund may make, preventing the Fund from exercising its voting rights with regard to certain securities, requiring the Fund to disclose the identity of its investors, its positions or otherwise. The Investment Manager may, in its sole discretion, cause the Fund to be subject to such regulations if it believes that an investment or business activity is in the Fund’s interests, even if such regulations may have a detrimental effect on one or more Limited Partners. Prospective Limited Partners are encouraged to consult their own advisors regarding an investment in the Fund.
Rule 506(d). Effective September 23, 2013, the SEC adopted amendments to Rules 501 and 506 of Regulation D promulgated under the Securities Act barring issuers deemed to be “bad actors” from relying on Rule 506 of Regulation D (“Rule 506”) in connection with private placements. Specifically, an issuer will be precluded from conducting offerings that rely on the exemption from registration under the Securities Act provided by Rule 506 if a “covered person” of the issuer has been the subject of any disqualifying event as described in Rule 506(d)(1) of the Securities Act. “Covered persons” include, among others, the issuer, affiliated issuers, any Investment Manager or solicitor of the issuer, any director, executive officer or other officer participating in the offering of the issuer, any general partner or managing member of the foregoing entities, any promoter of the issuer and any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. If any covered persons of the Fund, including the Fund’s affiliated issuers, are subject to a disqualifying event, the Fund could lose the ability to raise capital in a Rule 506 offering for a significant period of time.
European Union Regulation of Alternative Investment Managers. The Directive 2011/61/EU on Alternative Investment Fund Managers (collectively, “AIFMD”) became law in the European Union (“EU”) in 2011. The AIFMD introduces a regulatory and supervisory framework for registration and supervision of the managers of alternative investment funds. The AIFMD applies to the managers of alternative investment funds established in the EU, as well as to managers of alternative investment funds established outside of the EU that offer fund interests in the EU or manage fund interests in the EU. Although the Fund is established outside of the EU and does not presently intend to offer Interests in the EU, the Fund is not restricted from doing so and may do so in the future. Should the Fund seek to offer or sell Interests to investors based in the EU or inadvertently be deemed by an EU regulator to have marketed Interests in the EU, it would become subject to certain provisions of the AIFMD regarding transparency and disclosure, including being required to produce reports to investors and regulators. It would also become subject to notification obligations in the event it acquires 10% or more of non-listed companies domiciled in the EU. The Fund’s compliance costs may also increase. While the full impact of the implementation of the foregoing cannot currently be assessed, it is possible that the Fund will become subject to further regulation at an additional cost to investors.
Uncertain Geopolitical Events. International and/or local geopolitical events may influence the issuers of, and markets for, financial instruments traded by the Fund. Geopolitical events, including, without limitation, national referenda, political elections, international violent and non-violent conflicts and political movements, may affect monetary policy, fiscal policy, international relations, currency valuations, legal systems, and regulatory regimes, among numerous other things, in ways that may impact the Fund and/or its ability to operate and/or pursue its investment strategy.
Brexit. The United Kingdom held a referendum on June 23, 2016 at which the electorate voted to leave the EU. Following the announcement of the result, the Prime Minister of the United Kingdom announced that he would resign his office and hand over to a new prime minister by the time of his party’s conference in October 2016 and it would be for the new prime minister to enter into negotiations with the EU Council and invoke article 50 of the Treaty of Lisbon (the Treaty which would have the effect formally of initiating the withdrawal of the United Kingdom from the EU). On March 29, 2017, the government of the United Kingdom invoked article 50 of the Treaty of Lisbon (the “Treaty”), which had the effect of formally initiating the withdrawal of the United Kingdom from the EU. The Treaty provides for a period of up to two years for negotiation of withdrawal arrangements, at the end of which (whether or not agreement has been reached) the treaties cease to apply to the withdrawing Member State unless the European Council, in agreement with the Member State concerned, unanimously decides to extend this period. During, and possibly after, this period there is likely to be considerable uncertainty as to the position of the United Kingdom and the arrangements that will apply to its relationships with the EU and other countries following its withdrawal. This uncertainty may affect other countries in the EU, or elsewhere, if they are considered to be impacted by these events.
The impact of such events on the Fund is difficult to predict but they may adversely affect the return on the Fund and its investments. There may be detrimental implications for the value of certain of the Fund’s investments, its ability to enter into transactions or to value or realize such investments or otherwise to implement its investment program. This may be due to, among other things: increased uncertainty and volatility in the United Kingdom and EU financial markets; fluctuations in the market value of sterling and of United Kingdom and EU assets; fluctuations in exchange rates between sterling, the Euro and other currencies; increased illiquidity of investments located or listed within the United Kingdom or the EU; changes in the willingness or ability of financial and other counterparties to enter into transactions, or the price at which and terms on which they are prepared to transact; and/or changes in legal and regulatory regimes to which the Fund, the and/or certain of the Fund’s assets are or become subject.
Once the position of the United Kingdom and the arrangements which will apply to its relationships with the EU and other countries have been established, or if the United Kingdom ceases to be a member of the EU without having agreed on such arrangements or before such arrangements become effective, it is possible that certain of the Fund’s investments may need to be restructured to enable the Fund’s objectives fully to be pursued. This may increase costs or make it more difficult for the Fund to pursue its objectives.
Pay-to-Play Laws, Regulations and Policies. A number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including investments by public retirement funds. The SEC also has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for a period of up to two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. If the Investment Manager, its employees or affiliates or any service providers acting on their behalf, including, without limitation, a placement agent, fails to comply with such pay-to-play laws, regulations or policies such non-compliance could have an adverse effect on the Fund by, for example, providing the basis for the withdrawal of the affected public pension fund investor.
Accounting. Accounting Standards Codification Topic No. 740, “Income Taxes” (in part formerly known as “FIN 48”) (“ASC 740”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the net assets of the Fund, including reducing the net assets of the Fund to reflect reserves for income taxes, such as U.S. and foreign withholding taxes and income taxes payable on income effectively connected with a trade or business, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

New Issues and Non-Pro Rata Allocations. Without limiting the foregoing, Limited Partners that are “restricted persons” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5130, as amended, supplemented and interpreted from time to time (“FINRA Rule 5130”), FINRA Rule 5131, as amended, supplemented and interpreted from time to time (“FINRA Rule 5131” and, together with FINRA Rule 5130, the “FINRA Rules”), or who have elected to be treated as such (the “Restricted Partners”), will be limited in their participation in the profits and losses attributable to “new issues” (as defined in the FINRA Rules) to the lesser of (i) such Restricted Partners’ collective interest in the Fund, (ii) 10% or (iii) such lesser amount as the General Partner, in its discretion, may determine (or any other permissible amount under any amendment, supplement or interpretation to the FINRA Rules). The criteria for determining whether a person is a restricted person are set out in the FINRA Rules and generally include (i) for purposes of FINRA Rule 5130, FINRA members and other broker-dealers, their affiliates and persons having portfolio responsibility for collective investment vehicles or financial or other institutions, as well as the immediate family members of such persons and (ii) for purposes of FINRA Rule 5131, the executive officers and directors of any single U.S. public company (or of any single non-public company meeting certain size criteria), and persons materially supported by such officers and directors, who collectively own more than 25% of the Fund.
The General Partner is authorized to determine, among other things: (i) the manner in which new issues are purchased, held, transferred and sold by the Fund and any adjustments with respect thereto; (ii) the Limited Partners who are eligible and ineligible to participate in the profits and losses from new issues (including whether an investor that is an entity and that avails itself of the “de minimis” exemption provided in Rule 5130 should be treated as a Restricted Partner); (iii) the method by which profits and losses from new issues are to be allocated among Partners in a manner that is permitted under FINRA Rules (including whether the Fund may avail itself of the “de minimis” exemption or any other exemption); and (iv) the time at which new issues are no longer considered as such under the FINRA Rules. The General Partner reserves the right to vary its policy with respect to the allocation of new issues as it deems appropriate for the Fund as a whole, in light of, among other things, interpretations of, and amendments to, the FINRA Rules and practical considerations, including administrative burdens and principles of fairness and equity.
To determine which tranche of Interests a Limited Partner shall receive, each Limited Partner will be obliged to furnish to the Fund such information as may be required by the Fund for that purpose. If a Limited Partner fails or refuses to provide such required information to the Fund, he or she will not be entitled to participate in such new issues. Such Limited Partners, to the extent permitted, will be limited in their participation in the profits and losses attributable to new issues a manner that is permitted under the FINRA Rules (including whether the Fund will avail itself of the “de minimis” exemption or any other exemption) as the General Partner, in its sole discretion, may determine (or any other permissible amount under any amendment, supplement or interpretation to the FINRA Rules).
In the event that the Fund determines, in its sole discretion, that due to tax, regulatory (including the FINRA Rules) or any other reasons as to which the Fund and any Limited Partner agree (including in order to comply with certain investment restrictions relating to socially responsible investing considerations of a Limited Partner), one or more of a Limited Partner’s classes, sub-classes, series, tranches or lots of Interests should not participate in (or should be limited in their participation in) the net capital appreciation or depreciation, if any, attributable to any investment, type of investment or any other transaction (such Interests, the “Limited Participation Interests”), the Fund may allocate such net capital appreciation or depreciation only to Limited Partners’ Interests to which such considerations or reasons do not apply (such Interests, the “Non-Limited Participation Interests”) (or may allocate to the Limited Participation Interests, the portion of such net capital appreciation or depreciation allowed or agreed to be allocated to them). Consequently, the Non-Limited Participation Interests will be exposed to a greater extent to certain investments, types of investments or other transactions than they would otherwise be exposed to. If such investments, types of investments or other transactions generate net capital depreciation, the Non-Limited Participation Interests will be allocated a greater portion of such net capital depreciation than if such net capital depreciation were also allocated to Limited Participation Interests.
Capital Accounts Are Not Separate Legal Entities. As among the Limited Partners, the appreciation and depreciation attributable to a particular Capital Account will be allocated only to such Capital Account. However, a creditor of the Fund will generally not be bound to satisfy its claims from assets attributable to a particular Capital Account. Rather, such creditor generally may seek to satisfy its claims from the assets of the Fund as a whole.
Disclosure of Information Regarding Limited Partners. The Fund, the General Partner, the Investment Manager, and/or their service providers or agents may from time to time be required or may, in their sole discretion, determine that it is advisable to disclose certain information about the Fund and the Limited Partners, including, but not limited to, investments held by the Fund and the names and level of beneficial ownership of Limited Partners to (i) regulatory authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which the Fund directly or indirectly invests, or (ii) any counterparty of, or service provider to, the Investment Manager, the General Partner or the Fund. By virtue of entering into the subscription agreement and becoming a Limited Partner, each Limited Partner consents to any such disclosure relating to such Limited Partner. The Fund, the General Partner and the Investment Manager will use commercially reasonable efforts to maintain the confidentiality of all Fund and Limited Partner information.
Affiliated Funds; Certain Trading and Investment Arrangements. The Investment Manager (and affiliates of the Investment Manager) may determine to organize and/or manage other accounts (including separately managed accounts) other than the TP Flagship Funds that share substantially similar investment strategies and objectives with the Fund from time to time. The TP Flagship Funds and any future other accounts may offer investors benefits that Limited Partners will not receive in relation to their investments such as increased liquidity, heightened transparency (including with respect to portfolio composition information), the right to impose investment restrictions or guidelines, heightened reporting and reduced managed fees and performance allocations or fees. Except as set forth in the Partnership Agreement, neither the General Partner nor the Investment Manager is required to notify Limited Partners of the terms applicable to the other TP Flagship Funds and any future other accounts, and such increased liquidity and/or heightened transparency may have an adverse effect on the Fund.
The Fund participates in nominee and other arrangements with the Affiliated Funds through which bank debt, trade claims, private investments and investments held for tax purposes (and a limited number of other difficult to transfer securities) are held, while the economic benefits and risks of those investments are shared by the Fund and one or more Affiliated Funds. The Fund and one or more Affiliated Funds may also engage in swap transactions, upon the approval of an independent party engaged to approve such transactions on behalf of the Fund. Furthermore, the Fund may gain exposure to certain investments through trading and investment vehicles including alongside Affiliated Funds. Such nominee or other arrangements, swaps or manner of gaining exposure may give rise to certain risks, such as the risk of cross liabilities between the Fund, on the one hand, and one or more Affiliated Funds, on the other hand. See “Potential Conflicts of Interest – Special Arrangements.”
Investments in Affiliated Funds. The Fund may invest in existing or newly-formed Affiliated Funds, if the Investment Manager determines that investing in such Affiliated Funds would enable the Fund to access desirable investment opportunities. Such investment activity may subject the Fund to additional risks. For example, in some circumstances, Affiliated Funds that have received significant redemption or withdrawal requests may suspend or limit redemptions or withdrawals, including redemptions or withdrawals by the Fund, potentially obligating the Fund to limit or suspend withdrawals from the Fund. Furthermore, Affiliated Funds may invest on the basis of certain short-term market considerations. As a result, the turnover rate with such Affiliated Funds may be significant, potentially involving substantial brokerage commissions, fees and other transactions costs. In addition, the Fund will bear its pro rata share of the expenses of such Affiliated Funds, all of which could adversely affect the Fund’s returns. The Fund will not pay any additional fees or be subject to any incentive allocation relating to any investments made by it in any Affiliated Fund.
Side Letters; Different Terms. The Fund may enter into agreements (“Side Letters”) with certain investors formalizing requests for, among other things, incremental information (including transparency (on a delayed basis) into the Fund’s portfolio and/or notifications and reporting relating to certain specific events), confidentiality terms, additional representations and warranties from the Fund and/or Investment Manager and specific transfer rights, limited mandatory withdrawal rights and general “most favored nation” rights. Additionally, certain investors may be permitted to withdraw on different notice or without Withdrawal Amounts if, and only if, they are required by law or regulation to do so.
The Fund may enter into Side Letters without providing prior notice to, or receiving consent from, other Limited Partners. As described above, under such Side Letters, certain Limited Partners may receive notification with respect to the occurrence of certain events and/or circumstances. To the extent deemed material by the Fund, all Limited Partners will be notified of such events and/or circumstances.
Furthermore, the Fund, in the General Partner’s sole discretion, may in the future offer Interests and/or establish classes, sub-classes, series, tranches or lots, in any case, with different offering terms including with respect to, among other things, the Incentive Allocation, Management Fees, withdrawal rights, minimum and additional subscription amounts, portfolios, denomination of currencies, informational rights and other rights. The General Partner may establish such Interests and/or new classes, sub-classes, series, tranches or lots without providing prior notice to, or receiving consent from, existing Limited Partners. The General Partner shall determine the terms of such Interests and/or classes, sub-classes, series, tranches or lots, in its sole discretion.
Valuation of Securities. The General Partner is responsible for the valuation of investments held by the Fund, and the General Partner has delegated that responsibility to the Investment Manager. The Investment Manager is responsible for the initial valuation of all positions, and coordinates with the Administrator in determining net asset value of the Fund. The Investment Manager values the securities and other instruments comprising the assets and liabilities of the Fund pursuant to a written valuation policy, which has been approved by the General Partner. Valuations assigned to securities are not necessarily equivalent to the value that can be realized by the Fund on the sale of those securities and other instruments. In addition, there is a risk that the valuations of a security made pursuant to GAAP may differ from the price at which the security may actually be sold.
As the Fund is allowed to trade in thinly-traded, non-publicly traded and other illiquid securities, a certain portion (which may be material) may be ascribed values that are based on a subjective analysis. There can be no guarantee that the values ascribed to such securities (or otherwise) will reflect the price realized by the Fund. Since the Fund does not have a “side pocket” mechanism, subscriptions, withdrawals and the determination of the Incentive Allocation will all be based on such valuations.
Uncertain Exit Strategies. Due to the illiquid nature of certain of the positions which the Fund is expected to acquire, as well as the uncertainties of the reorganization and active management process, the Investment Manager is unable to predict with confidence what the exit strategy will ultimately be for any given investment, or that one will definitely be available. Exit strategies that appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized due to economic, legal, political or other factors.

Location and Infrastructure. Most of the key personnel of the Investment Manager are located in one building in midtown Manhattan. Loss of the building and/or key personnel, whether through fire, terrorist action, earthquake or some other catastrophic event, could adversely affect our operations and the investment returns of the Fund. A serious impairment to the infrastructure of the building such as extended loss of power or a prolonged restriction of physical access to the building by governmental authorities also could adversely affect the Investment Manager’s operations and investment returns of the Fund. The Investment Manager has contracted for offsite data back-up and recovery and has a disaster recovery plan for offsite operation, but the risk of disruption of operations remains. Similar risks may apply to the brokers, dealers and other custodians of the Fund’s assets.
Terrorist Action. There is a risk of terrorist attacks on the United States and elsewhere causing significant loss of life and property damage and disruptions in the global market. Economic and diplomatic sanctions may be in place or imposed on certain states and military action may be commenced. The impact of such events is unclear, but could have a material effect on general economic conditions, market liquidity and the Investment Manager’s ability to manage the Fund.
Employee and Service Provider Misconduct. The Investment Manager’s reputation is critical to maintaining and developing relationships with existing and prospective investors, as well as with the numerous third parties with which the Investment Manager and the Fund do business. In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest, or other misconduct by individuals in the financial services industry, and there is a risk that an employee of, or contractor to, the Investment Manager or its affiliates could engage in misconduct that adversely affects the investment strategies implemented by the Investment Manager. It is not always possible to deter such misconduct, and the precautions the Investment Manager takes to detect and prevent such misconduct may not be effective in all cases. Misconduct by an employee of, or contractor to, the Investment Manager or one of its affiliates, or even unsubstantiated allegations of such misconduct, could result in direct financial harm both to the Investment Manager and the Fund as well as harm the Investment Manager’s reputation, which would have a materially adverse effect on the Fund.
Similar risks may arise from employee misconduct of a service provider to the Fund or the Investment Manager.
No Independent Legal Review. Investors should note that the Fund is represented by legal counsel. To the extent that investors and this offering would benefit by an independent review, such benefit is not available. Investors are encouraged to seek the advice of independent legal counsel in evaluating the relative risks of the offering.
Tax Risks
General Tax Considerations. An investment in the Fund involves complex tax considerations that will differ for each investor depending on the investor’s particular circumstances.

The investment decisions of the Investment Manager will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all investors. There can be no assurance that the structure of the Fund or of any investment will be tax-efficient for any particular investor.
The Limited Partners of the Fund will be required to recognize taxable income for U.S. federal income tax purposes each taxable year because the Fund will allocate to the Limited Partner such Limited Partner’s distributive share of the Fund’s items of income and gain (or loss and deduction). The recognition of income, gain, loss and deduction in any year for tax purposes may not correspond to, and may, in fact, be greater than, the economic performance of the Fund, and the tax liability due in respect of such income or gain (if any) could be substantial. Limited Partners should have other sources of funding to discharge their tax liabilities, if any, resulting from their investments in the Fund, as the Fund does not expect to distribute cash in any given year. In addition, the Fund may invest in securities of corporations and other entities organized outside the United States. Income from such investments included in a Limited Partner’s distributive share of the Fund’s income related to such investments may be subject to non-U.S. withholding taxes, which may or may not be reduced or eliminated by an income tax treaty. Furthermore, a Limited Partner may be subject to state and/or local taxes as a result of the Fund’s operations and activities. State and local laws may differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.
Tax Audits. The Fund may be audited by U.S. federal, state or local income tax authorities (collectively, the “Tax Authorities”). Such an audit may result in an increased income tax liability of the Partners of the Fund and the Fund. If the IRS audits the Fund under the partnership audit rules enacted by the Bipartisan Budget Act of 2015 (the “BBA Rules”), which are applicable to any taxable year beginning after December 31, 2017, the Fund itself will generally be responsible for paying any “imputed underpayment” of tax resulting from audit adjustments (including interest and penalties) in the taxable year during which the audit is finalized, unless the Fund makes an election pursuant to Section 6226 of the Code (which the Fund may or may not make). If the Fund makes such election, the audit adjustments (together with interest and penalties) at the Fund level will be assessed against the partners of the Fund. As a result, under the BBA Rules, Partners in the year of the adjustment, rather than Partners in the year under audit, may effectively bear the cost of such adjustments.
The above description is based in part on proposed regulations, which are subject to change and may be finalized in a materially different form. Prospective investors are urged to consult their own tax advisors regarding the BBA Rules.
Non-U.S. Investors—Effectively Connected Income. The Fund has agreed to use commercially reasonable efforts to avoid generating income that is effectively connected with the conduct of a trade or business within the United States (“ECI”), except that the Fund may invest in assets that generate ECI the income and proceeds of which will be specially allocated to TP Re USA and the General Partner. Limited Partners that are non-U.S. persons may be subject to tax return filing obligations as a result of the Fund realizing ECI. A prospective investor that is a non-U.S.

person is urged to consult its tax advisor with respect to the U.S. tax consequences of an investment in the Fund.
FATCA Withholding on U.S.-Source Interest, Dividends, Gross Proceeds, and Certain Other Types of Income and Certain Information Reporting. FATCA imposes a withholding tax of 30% on certain U.S. source payments made to foreign financial institutions, their affiliates and certain other foreign entities, unless the payee institution agrees to comply with reporting requirements for foreign accounts owned by U.S. individuals or U.S.-owned foreign entities. In general, withholding currently applies to U.S.-source interest, dividends and certain other types of income, and withholding on gross proceeds will apply after December 31, 2018.
In order to avoid the imposition of this tax, the Fund will be required to comply with the intergovernmental agreement between the Cayman Islands and the U.S. and certain Cayman Islands legislation, pursuant to which it will be required to identify and report on certain direct and indirect U.S. owners or investors. The Fund expects to comply with these reporting requirements by providing the Cayman Islands Tax Information Authority certain required information relating to the Fund’s U.S. owners and any non-U.S. owners that have one or more “substantial United States owners” (as defined in section 1473(2) of the Code). Prospective investors are urged to consult their own tax advisors with respect to the withholding and reporting regime imposed by FATCA.
Non-U.S. Taxation. With respect to certain countries, there is a possibility of expropriation, confiscatory taxation, imposition of withholding or other taxes on dividends, interest, capital gains or other income, limitations on the removal of funds or other assets of the Fund, political or social instability or diplomatic developments that could affect investments in those countries. An issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated. The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other.
Delayed Schedules K-1. The Fund may not be able to provide final Schedules K-1 or equivalent tax forms to Limited Partners for any given fiscal year until after April 15 of the following year. Final Schedules K-1 or equivalent tax forms will not be available until the Fund has received all financial and other information necessary or desirable to prepare such reports and forms. Limited Partners may be required to obtain extensions of the filing dates for their federal, state and/or local income tax returns.
Changes or modifications in existing judicial decisions or in the current positions of the IRS or any other Tax Authority and the passage of new legislation could substantially modify the tax treatment described in this Appendix A, possibly on a retroactive basis. The Fund cannot predict whether the U.S. Congress or any other legislative body will enact new tax legislation or whether the IRS or any other Tax Authority will enact new regulations or other guidance, nor can it predict what effect such legislation or regulations might have. There can be no assurance that new legislation or regulations, including changes to existing laws and regulations, will not have an adverse effect on the Fund’s investment performance. In addition, new U.S. federal tax legislation enacted into law on December 22, 2017 (the “2017 Tax Act”) has made many major changes to the taxation of individuals and businesses. There are a number of technical issues and uncertainties in the 2017 Tax Act, which may be clarified by future guidance. It is not possible to predict whether such clarifications will result in adverse consequences to the Fund.
ERISA Plan Assets Risks
ERISA and applicable DOL regulations under 29 C.F.R. Section 2510.3-101 promulgated by the U.S. Department of Labor, as effectively amended by Section 3(42) of ERISA (the “Plan Asset Regulations”) describe when the underlying assets of an entity in which “benefit plan investors” invest are treated as “plan assets” for purposes of ERISA. The Plan Asset Regulations define “benefit plan investors” to mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Code, and entities the assets of which are treated as “plan assets” by reason of investment therein by an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of ERISA, including an entity (by way of example and without limitation, an entity such as a collective investment fund or separate account) whose underlying assets include the assets of one or more of such employee benefit plans (each, an “ERISA Plan”) or a plan that is not subject to ERISA but is subject to Section 4975 of the Code, such as an individual retirement account or a Keogh Plan (together with the ERISA Plans, “Plans,” and such investors, the “Benefit Plan Investors”).
The Fund intends to restrict the acquisition of investments by Benefit Plan Investors (as defined below) in the Fund in order to avoid the treatment of assets of the Fund as “plan assets.” However, there can be no assurance that the Fund will be treated as not holding “plan assets” of investing Plans.
If the assets of the Fund were deemed to constitute the assets of an investing Benefit Plan Investor, the operation and administration of the Fund, and the duties, obligations, and liabilities of the Investment Manager, would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Specifically, in such circumstances, certain investments by the Fund may not be permitted, and transactions between the Fund and the Investment Manager or their respective affiliates may be prohibited transactions or need to be restructured. Moreover, the fiduciary causing the Benefit Plan Investor to make an investment in Interests could be deemed to have delegated its responsibility to manage the assets of the Benefit Plan Investor to the Investment Manager, and, to the extent such delegation was improper, the fiduciary could be liable, either directly or under the co-fiduciary rules of ERISA, for the acts of the Investment Manager.
The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Fund. The Investment Manager maintains, on behalf of the Fund, a due diligence questionnaire that may include more current information concerning certain risks and other information relating to the Fund, including specific litigation and regulatory information. The Fund’s then-current due diligence questionnaire is available to all investors upon request. Investors are encouraged to read all of this Appendix A, review the Fund’s due diligence questionnaire and consult with their own advisers before deciding whether to invest in the Fund and periodically thereafter.

POTENTIAL CONFLICTS OF INTEREST
The following list of potential conflicts of interest does not purport to be complete. Additional conflicts may exist that are not known to the Fund, the Investment Manager or their respective affiliates or that have been deemed by them immaterial, in each case, as of the date of the Partnership Agreement. In addition, changes over time (including, without limitation, changes or developments in the Fund’s investment program and/or in the Third Point Group’s (as defined below) business activities) may subject an investment in the Fund to additional and different actual and potential conflicts of interest.
As a general matter, the Investment Manager will endeavor to resolve any conflict of interest in a fair and equitable manner. In certain circumstances the Investment Manager may elect to consult the UCC with respect to certain conflicts of interest, and to the extent that the UCC is asked to approve any action such approval will be binding on the Fund.
Affiliated Funds. An investment in the Fund is subject to a number of actual and potential conflicts of interest. Certain inherent conflicts of interest arise from the fact that the Investment Manager, the General Partner and their respective affiliates, owners, members, principals, officers and/or employees (collectively, the “Third Point Group”) provide investment management services to the Affiliated Funds. The Fund will have no interest in the foregoing activities. While the Investment Manager will generally provide similar recommendations to investments held by, or transactions of, the Affiliated Funds, at times the Investment Manager may provide recommendations or take action with respect to the investments held by, and transactions of, the Affiliated Funds that may differ from the recommendations provided or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Fund, or may be detrimental to the interests of the Fund, due to a variety of reasons. While the Affiliated Funds often have similar or overlapping investment objectives, there can be no assurance that any Affiliated Funds with similar investment objectives, programs or strategies will hold the same positions, obtain the same financing or perform in a substantially similar manner as the Fund.
“Proprietary” capital (investments by the Third Point Group) will not necessarily be allocated to all Affiliated Funds and/or the Fund, will not necessarily be allocated based on the respective net asset values of such funds, may be more concentrated in certain of such funds, and may be “shifted” among such funds from time to time without providing any notice to investors.
Time Commitments and Personal Investments. The Investment Manager also serves as the investment manager of the Affiliated Funds and will devote only such time to the business of the Fund as, in its sole discretion, it determines to be necessary and appropriate. In addition, certain members of the Third Point Group are, and in the future may become, involved in other business ventures, depending on the policy of the Investment Manager with respect to such venture. For the avoidance of doubt, such business ventures may not be related to the business of the Fund and may place competing demands on the time certain members of the Third Point Group devote to the Fund and on other resources.
From time to time, the Investment Manager will determine a threshold minimum amount for private investments suitable for the Fund (which threshold may be different for solely passive investments and for investments in which Third Point Group participates actively) and the appropriate level of participation by the Fund. Such determinations will be made based on considerations such as, size of the Fund, size of the portfolio company, risk/return profile, anticipated liquidity and other macro and micro factors. Investors may inquire with the Investment Manager with regard to the threshold minimum amount for such investments. Certain members of the Third Point Group may from time to time be presented with opportunities to invest in situations that the Investment Manager does not deem appropriate for the Fund. In such circumstances, subject to the approval of the Investment Manager’s Chief Compliance Officer, such member(s) may be permitted to make such investments. Circumstances in which such approval may be granted include, but are not limited to, where the opportunity to invest was not offered to the Fund or the opportunity does not meet the criteria for eligible venture capital or private equity investments. Such opportunities include investments in investment advisory businesses and other businesses that may be deemed to be competing with the Fund.  To the extent required in the instructions to the Form ADV, Mr. Loeb’s interest in other investment advisory businesses will be reflected in the Investment Manager’s Form ADV.  In limited circumstances, following an investment by a member of the Third Point Group in an opportunity in accordance with the above procedures, the Investment Manager may subsequently have the opportunity to invest in such opportunity (e.g., in a subsequent “round” of financing). At such time, the Investment Manager may determine that it is now appropriate for the Fund to invest in such opportunity (for example, if the investment opportunity when initially presented did not satisfy the criteria referred to above, but subsequently satisfies such criteria). In such a situation, the Fund may invest in such opportunity and the Investment Manager may, in its sole discretion, permit the original investing member to retain his or her investment in such opportunity and exercise any rights such member may have to make any additional investments in such opportunity, subject to any terms or conditions the Investment Manager deems appropriate to protect the Fund’s interests.
Co-Investments. The Investment Manager may, in its sole discretion, determine to offer co-investment opportunities to one or more Limited Partners or third parties, in either such case, if it determines in good faith that the amount available for the investment is greater than the Investment Manager’s “appetite” for the investment for the Fund (and other TP Flagship Funds) at such time. While no Limited Partner should have any expectation that co-investment opportunities will be offered to it, the Investment Manager believes that having the possibility of allocating co-investment opportunities may be beneficial to the Fund as a whole as it allows the Fund to contemplate opportunities that may exceed the desired allocation to the Fund.
Each co-investment opportunity (should any exist) is likely to be different and allocation of each such opportunity will be dependent upon the facts and circumstances specific to that unique situation (e.g., timing, industry, size, geography, asset class, projected holding period, exit strategy and counterparty). As a general matter, the Investment Manager, in determining the allocation of discretionary co-investment opportunities, expects to take into account various facts and circumstances deemed relevant by the Investment Manager. Such factors are likely to include, among others, whether a potential co-investor adds strategic value, industry expertise or other similar synergies, whether a potential co-investor has expressed an interest in evaluating co-investment opportunities, whether the co-investor has the ability to review the co-investment opportunity and provide capital within the time frame required under the circumstances, whether a potential co-investor has a history of participating in co-investment opportunities with the Third Point Group or a history of similar arrangements with other funds, the size of the potential co-investor’s interest to be held in the investment, whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of the Third Point Group, the Fund, or other co-investments and/or the Affiliated Funds and such other factors that the Investment Manager deems relevant under the circumstances.
Co-investment opportunities may be made available through limited partnerships, limited liability companies, other entities formed to make such investments, or otherwise. The Investment Manager may (or may not) earn asset-based fees and/or performance-based compensation (which may or may not be different from the fees and/or compensation charged by the Fund) in respect of such co-investments. Based on the compensation structure or composition of investors participating in such co-investment opportunities, the Investment Manager may be deemed to have a conflict when determining the capacity of the Fund with respect to certain investments.
Additionally, offering co-investment opportunities may introduce certain other conflicts such as with regard to the allocation of co-investment expenses. Co-investors will typically bear their pro rata share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of co-investments consummated by them. Although the Investment Manager endeavors to allocate such fees, costs and expenses on a fair and reasonable basis, such a determination is inherently subjective and may give rise to conflicts of interest. In addition, broken deal expenses associated with potential co-investment opportunities that are ultimately not consummated are unlikely to be borne by the contemplated co-investors (as by definition no commitment will have been obtained); rather they will generally be borne by the Fund and the other TP Flagship Funds (and, if applicable, other Affiliated Funds as deemed appropriate by the Investment Manager), proportionally based on its share of the overall TP Flagship Funds (and, if applicable, other Affiliated Funds) expected participation in such investment opportunities. Each fund’s expected participation in such unconsummated investment opportunities is based on any factors deemed fair and equitable by the Investment Manager, including, but not limited to, the respective net asset values of each fund.
The Investment Manager may also, in its sole discretion, determine to offer venture capital or private equity-related co-investment opportunities to one or more employees of the Investment Manager, if it determines in good faith that the amount available for the investment is greater than the Investment Manager’s appetite for the investment for the Fund at such time. In such cases, similar considerations to those outlined above in respect of such other types of co-investments shall apply.
Allocation of Investment Opportunities; Aggregation of Trades. The Investment Manager generally manages the Fund on a parallel pro rata basis with the other TP Flagship Funds employing primarily the same investment strategies, subject but not limited to the Fund’s and each other TP Fund’s varying stated investment objectives, including the amount of leverage to be used, investment restrictions, expected liquidity and tax considerations. Such allocations may be made in any other manner deemed by the Investment Manager to be fair and equitable taking into account the Fund’s and each Affiliated Fund’s interests and investment objectives and restrictions. The Investment Manager has adopted procedures to help ensure that allocations do not reflect a practice of favoring or discriminating against the Fund or any Affiliated Fund or group of Affiliated Funds. Account performance is never a factor in trade allocations. When possible, orders in the same security are generally placed on an aggregated basis and typically allocated based on the target allocation (taking into account leverage and such other factors described above) of each participating Fund and/or Affiliated Fund account, which may at times reduce the number of securities available for purchase by the Fund. The Investment Manager may, however, increase or decrease the amount of securities allocated to an account to avoid holding odd-lot shares for particular Affiliated Funds or the Fund. Each Affiliated Fund or Fund that participates in an aggregated order will generally participate at the same share price for each order in that security, and transaction costs generally will be shared pro rata based on each Affiliated Fund’s and the Fund’s participation in such transaction.
Expenses. When allocating expenses, the Investment Manager must first determine whether such expenses are the Fund’s “own” expenses and therefore are to be borne by the Fund or whether such expenses are expenses of the Investment Manager to be borne by the Investment Manager, in either case, based on the provisions set forth in Sections 8.1 and 8.2 of the Partnership

Agreement. These determinations will necessarily be subjective and may give rise to conflicts of interest between the interests of the Fund and the interests of the Investment Manager, who might otherwise bear such expenses. Any description in the Partnership Agreement of the expenses that the Fund may bear is not exhaustive.
From time to time the Investment Manager will also be required to make determinations regarding whether certain expenses should be borne solely by the Fund or in conjunction with one or more Affiliated Funds. Subject to certain exceptions such as tax or similar restrictions, all investment-related expenses will generally be shared by the Fund and the Affiliated Funds pro rata to their participation in that investment (or contemplated participation), while other covered expenses will generally be borne pro rata by the Fund and certain or all Affiliated Funds based on their relative net asset value. Certain expenses reasonably deemed attributable only to particular Interests will be allocated to such Interests. However, such determination is inherently subjective and may give rise to conflicts of interest. There can be no assurance that a different manner of calculation would not result in the Fund bearing less (or more) expenses. However, if such allocation of expenses would result in an outcome that the Investment Manager considers not to be fair or equitable, the Investment Manager may allocate expenses among the Fund and the Affiliated Funds in a manner it determines to be fair and equitable.
Similarly, with regard to the Fund’s indemnification obligations, the Investment Manager or the General Partner, as applicable, may be required to determine whether an Indemnified Party’s action or failure to act constituted fraud, Gross Negligence, willful misconduct or reckless disregard of any of its obligations, and such determination is inherently subjective and may give rise to conflicts of interest.
Rebalancing.  Monthly, and at times intra-month, the Investment Manager executes rebalancing trades (based on monthly performance and cash inflows/outflows) to maintain, to the extent practicable, parity in the portfolio composition of the Fund, on the one hand, and the other TP Flagship Funds, on the other hand, taking into account various factors including account leverage, investment restrictions and tax considerations.  If withdrawals or subscriptions result in a disparity between the portfolio composition of the Fund, on the one hand, and one or more other TP Flagship Funds, on the other hand, which the Investment Manager, in its sole discretion, believes should be rectified, and/or if the Investment Manager determines that a change in the leverage factor of the Fund is appropriate (such change may result in changes to the other TP Flagship Funds’ portfolio composition, since the Fund is generally managed on a parallel, pro rata basis with the other TP Flagship Funds, with the difference that the Fund is typically more levered than the other TP Flagship Funds, then the Investment Manager may, in its sole discretion, seek to achieve such parity or change in leverage (as applicable) through rebalancing or through the purchase or sale of securities on the open market.  In order to effect a rebalancing, the Investment Manager will purchase or sell securities or other investments for the Fund while at the same time the Investment Manager is selling or purchasing the same investments for one or more of the other TP Flagship Funds.  In order to minimize transaction and market impact costs, the Investment Manager may effect cross-transactions in these investments among the TP Flagship Funds (which frequently will, but need not, be executed through brokers) at prevailing market prices.  Whenever the Fund engages in cross-transactions with a counterparty that may be deemed to be a “principal” fund of the Investment Manager (or if the Fund engages in swap transactions with the other TP Flagship Funds) the UCC may be engaged to approve such transactions on behalf of the Fund and may also be retained to determine whether the pricing represents fair value and whether or not such transactions are consummated in a manner consistent with terms that would reasonably be expected in a transaction between unrelated parties.
Rebalancing transactions do not involve all of the securities held by the Fund or other TP Flagship Funds and are not expected to bring the Fund and the other TP Flagship Funds to a perfect parity with one another.

Unaffiliated Consultation Committee. The General Partner may elect a committee comprised of one or more persons unaffiliated with the General Partner to serve on the Unaffiliated Consultation Committee (the “UCC”) for the purpose of reviewing, consulting and/or approving or disapproving (as applicable), on behalf of the Fund, “principal transactions” within the meaning of Section 206(3) of the Advisers Act and/or any other matters involving conflicts of interest deemed appropriate by the General Partner, or as otherwise required by the Partnership Agreement. The role of the UCC is not to make investment recommendations or determine pricing nor to review the merits of any transaction presented to it, but only to confirm that the Fund enters into such matters on an objective basis.

The UCC will be structured with the goal of ensuring that it is independent of the General Partner and able to evaluate the matters presented to it and will, in fact, act in the Fund’s interests. However, the proposed matters which the UCC may be asked to review may involve conflicts of interest that are material, including, but not limited to, “principal transactions,” as defined under the Advisers Act. Directors of Third Point Ultra Ltd. or members of reputable accounting firms may serve as members of the UCC. Each person serving on the UCC shall be appointed until such person resigns or is otherwise removed or replaced by the General Partner in its sole discretion.

From time to time, the General Partner may elect additional persons to serve on the UCC. The UCC members will be entitled to compensation and indemnification from the Fund as determined by the General Partner, in its sole discretion.

Special Arrangements. There may be circumstances in which it may be advantageous to establish nominee arrangements under which particular investments such as bank debt, trade claims, private investments and investments held for tax purposes (and a limited number of other difficult to transfer securities) are held by the Fund or an Affiliated Fund, while the economic benefits and risks of those investments are shared by the Fund and one or more Affiliated Funds. Such nominee arrangements may entail the creation of special purpose vehicles, derivative contracts and other mechanisms for sharing risk and reward and generally reduce the expense and administrative burden of any rebalancing with respect to those securities. The Investment Manager will establish such nominee arrangements only where there is no reasonable alternative, and in any event will seek to ensure that all such arrangements result in a fair and equitable sharing of risk and reward, taking into consideration any financing or other incremental costs.
To the extent the Investment Manager (or its affiliates) have significant investments in any of the Affiliated Funds involved in such arrangements, such Affiliated Funds may be regarded as proprietary accounts of the Investment Manager. The fairness of arrangements involving proprietary accounts will be reviewed by an independent party. The Fund or each Affiliated Fund that bears economic risk and reward from these arrangements will bear any associated tax or regulatory risk, and may be required to indemnify the Fund or Affiliated Funds with respect to those risks.
Service Providers. The Investment Manager will generally select the Fund’s service providers. In addition, service providers may provide services to both the Fund and one or more members of the Third Point Group. While such arrangements have the potential to give rise to conflicts of interest, the Investment Manager will attempt to ensure that service provider selection for the Fund is not impacted by any provision of services to members of the Third Point Group and that the Fund does not effectively subsidize the costs of such services. Furthermore, members of the Third Point Group may be related to (by blood, marriage or otherwise), or may be personal friends with, the Fund’s service providers or their respective owners, members, principals, officers or employees. The Investment Manager addresses these conflicts of interest by, in consultation with the Investment Manager’s compliance committee, taking reasonable measures to ascertain whether each service provider is qualified and appropriate to provide its services in a manner that serves the best interests of the Fund, taking into account factors such as expertise, availability and quality of service and the competitiveness of compensation rates in comparison with other service providers satisfying the Investment Manager’s service provider selection criteria.
Proprietary Investments. Members of the Third Point Group invest their personal capital in the Fund or the Affiliated Funds. The Investment Manager believes that this alignment of financial interest between investors and the Investment Manager minimizes certain conflicts of interest that may exist. Members of the Third Point Group will, however, generally be permitted, subject to any limitations as set forth in the Partnership Agreement, to withdraw all or a portion of its or their investment(s) from the Fund more frequently (and hence at such time as investors may not be able to withdraw) or upon shorter notice (and hence while having more recent information to affect the withdrawal decision). Notwithstanding the Fund’s ability to exercise such authority, any such withdrawals remain subject to the Investment Manager determining that there are no material adverse consequences to the Fund as a result of such withdrawal.
Investments in Affiliated Funds. The Fund may directly or indirectly make investments in existing or newly-formed Affiliated Funds, which investments may accrue additional benefits to the Third Point Group. Notwithstanding that the Fund will not pay any additional fees or be subject to any incentive allocation relating to any investments made by it in any Affiliated Fund, the Fund’s investment may make such Affiliated Fund more attractive to other investors, for instance, by making such Affiliated Fund operationally viable or more financially stable. Consequently, the Fund’s investment may serve to attract third party investors, resulting in increased fees and/or performance allocations from such third party investors being paid to the Third Point Group.
Compensation to the General Partner and the Investment Manager. The Incentive Allocation, may create an incentive for the General Partner and/or the Investment Manager to cause the Fund to make investments that are riskier or more speculative than would be the case if such compensation were not performance-based, particularly in any period after the Fund has suffered losses. Further, as described herein, the Fund’s securities will be valued based on the Investment Manager’s then-current valuation policy. The valuation of hard-to-value securities may give rise to a conflict of interest since the Incentive Allocation allocated to the General Partner, an affiliate of the Investment Manager, and the Management Fee paid to the Investment Manager will be calculated, in part, based on the values assigned to such securities by the Investment Manager. In addition, because the Incentive Allocation is calculated on a basis that includes unrealized appreciation, the Incentive Allocation will be different from (and may be greater than) the result that would have been obtained if the Incentive Allocation were calculated based solely on realized gains.
In addition, compensation arrangements entered into between the General Partner and the Investment Manager, on the one hand, and other Affiliated Funds on the other hand, may bias the General Partner and the Investment Manager in their decision making with respect to such Affiliated Funds.
Holding Period Requirements for Long-Term Capital Gain. Noncorporate U.S. persons (including the owners of the General Partner) are subject to U.S. federal income tax on long-term capital gain at rates that are substantially lower than the rates applicable to ordinary income or short-term capital gain.  In general, gain from the disposition of an investment of the Fund held for more than one year will be treated as long-term capital gain.  Under the 2017 Tax Act, however, gain in respect of the General Partner’s Incentive Allocation will be treated as short-term capital gain unless the Fund’s holding period in the relevant investment is for more than three years. (The 2017 Tax Act does not modify the treatment of allocations of qualified dividend income in respect to the General Partner’s Incentive Allocation, and therefore allocations of qualified dividend income will continue to qualify for the preferential tax rate for noncorporate persons). As a consequence, conflicts of interest may arise in connection with the General Partner’s decisions regarding the timing of the acquisition or disposition of the Fund’s investments and/or how to monetize the Fund’s investments.
Non-Public or Confidential Information. The Third Point Group may acquire material non-public and/or confidential information (or certain other information) that may restrict by law, internal policies or otherwise the Investment Manager from purchasing securities or other assets, or selling securities or other assets for themselves or their clients (including the Fund) or otherwise using or receiving such information for the benefit of the Third Point Group or their clients. See “Certain Risk Factors – Risks of Special Techniques – Exposure to Material Non-Public Information.”
Additional Conflicts. Limited Partners should be aware that it is impossible to predict the full range of situations in which actual or potential conflicts of interest may arise between the Fund and Affiliated Funds. Future activities of the Third Point Group, including the establishment of other investment funds, may give rise to additional conflicts of interest. Accordingly, this discussion cannot be, and is not intended to be, exhaustive.

PORTFOLIO TRANSACTIONS AND BROKERAGE
In purchasing and selling portfolio securities for the Fund, the Investment Manager seeks to obtain best execution at the most favorable prices from brokers and dealers. In selecting broker-dealers to execute transactions and evaluating the reasonableness of the brokerage commissions paid to them, consideration will be given to various factors, including the following: the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or commission, if any); the operational efficiency with which transactions are effected, taking into account the size of order and difficulty of execution; the financial strength, integrity and stability of the broker-dealer; the firm’s risk in positioning a block of securities; the quality, comprehensiveness and frequency of research services available through the broker-dealer; and the competitiveness of commission rates in comparison with other broker-dealers satisfying the Investment Manager’s other selection criteria. While the Investment Manager generally seeks competitive commission rates and commission equivalents, it will not necessarily pay the lowest commission or equivalent.
Subject to the considerations described above, the selection of a broker (including a prime broker) to execute transactions, provide financing and securities on loans, hold cash and short balances and provide other services may be influenced by, among other things, the creation of soft dollars, and the provision by the broker of capital introduction, research and research-related services, marketing assistance and consulting services with respect to technology, operations and/or equipment. Neither the Investment Manager nor the Fund separately compensates any broker for any of these other services.
The Fund’s securities transactions can be expected to generate a substantial amount of brokerage commissions and other compensation, all of which the Fund and not the Investment Manager, will be obligated to pay. The Investment Manager will have complete discretion in deciding what brokers and dealers the Fund will use and in negotiating the rates of compensation the Fund will pay. The Fund buys and sells securities directly from or to dealers acting as principal at prices that include markups or markdowns, and may buy securities from underwriters or dealers in public offerings at prices that include compensation to the underwriters and dealers.
In certain instances, the Investment Manager may also execute OTC securities transactions on an agency basis, which may result in the Fund incurring two transaction costs for a single trade: a commission paid to the executing broker-dealer plus the market maker’s mark-up or mark-down. The Investment Manager believes that such an allocation of brokerage business helps the Fund and the Investment Manager’s other clients to obtain research and execution capabilities and provides other benefits.
Some service providers are global firms with affiliated investment banking, corporate finance, asset management or other financial advisory divisions. At any time, the asset management divisions of such service providers may have investments in accounts managed by the Investment Manager. Similarly, the Investment Manager may trade through a broker-dealer that has referred investors to the Fund and/or provided the Investment Manager with access to third-party software and other services. The Investment Manager may also cause the Fund to utilize the services of service providers that do business with the Investment Manager or its partners and/or employees (in its or their individual capacities). The Investment Manager periodically conducts a review of the Fund’s brokerage usage in order to determine that the criteria for “best execution” are being met. The Investment Manager selects service providers based on their perceived quality of services and not based on other relationships that it (or its partners and/or employees) may have with such providers.
Soft Dollars. In selecting brokers or dealers to execute transactions, the Investment Manager will use soft dollars. The Investment Manager need not solicit competitive bids and does not have an obligation to seek the lowest available brokerage commissions, mark-ups or other compensation (collectively, “Commissions”). It is not the Investment Manager’s practice to negotiate “execution only” Commissions; thus, the Fund may be deemed to be paying for research and other services provided by the broker or brokers which are included in the Commissions. Research and related services furnished by brokers will be limited to services that constitute research and brokerage services within the meaning of Section 28(e) of the Exchange Act (“Section 28(e)”). Accordingly, research and related services may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts, as well as invitations to attend conferences, meetings or discussions with management teams, security analysts, industry consultants and economists; financial or industry publications; statistical and pricing services, along with hardware, software, data bases and other technical, technological and telecommunication services, lines and equipment utilized in the investment management process, including any updates, upgrades, modifications, maintenance, repairs, replacements, modernizations or improvements thereof. Soft dollar items may be provided directly by brokers and dealers, by third parties at the direction of brokers or purchased on behalf of the Fund with credits or rebates provided by brokers. If “soft dollars” are generated by virtue of the activities of the Fund, the Investment Manager shall be permitted to use such “soft dollars” to pay for soft dollar items used by any of the Affiliated Funds, thereby benefitting the investors in such Affiliated Funds over the Limited Partners of the Fund, who would have indirectly paid for such “soft dollars.”
Investors in Affiliated Funds may include fund-of-funds affiliated with brokers or, possibly, brokerage firms themselves. The fact that any such investors have invested in the Affiliated Funds will not be taken into consideration in selecting brokers (including prime brokers) for the Fund.
With respect to brokerage and research services obtained by the use of Commissions that also assist the Investment Manager in performing other functions that do not provide it with lawful and appropriate assistance in making investment decisions (such as accounting, recordkeeping or administrative services) (“Mixed Use Services”), the Investment Manager will make a reasonable allocation of the cost of such service according to its use and use Commissions to pay only for the eligible component that falls under the Section 28(e) safe harbor. The Investment Manager may have a conflict of interest when determining the allocation of Mixed Use Services between those services that primarily provide assistance in making investment decision on behalf of its clients and those that primarily benefit the Investment Manager. The use of Commissions to obtain such other services that may be outside of the parameters of Section 28(e) will be paid for by the Investment Manager in hard dollars.
In addition, the Investment Manager may execute trades with broker-dealers with whom the Fund has other business relationships, including prime brokerage, credit relationships and capital introduction relationships or with broker-dealers that have invested, either directly or through affiliates, in the Fund or its affiliates. However, the Investment Manager does not intend for these other relationships to influence the choice of broker-dealers who execute trades for the Fund.
From time to time the Investment Manager may participate in certain broker-dealer’s (“sponsoring broker-dealer”) charity day programs, whereby the applicant may elect on a specified day to effect certain client trades through the sponsoring broker-dealer and permit it to use a portion of client commissions for charitable purposes, including donations to other broker-dealers that may need assistance in natural disaster recovery efforts. If the Investment Manager participates in such events, care is taken to ensure that commissions are no greater than would be charged under normal circumstances.
The Fund’s use of Commissions will be pursuant to the Investment Manager’s soft dollar policy, which is described in the Form ADV Part 2A of the Investment Manager.
Prime Brokers. Certain of the Fund’s assets will be held by the Fund’s prime brokers or otherwise qualified custodians. Each prime broker will be responsible for the safekeeping of those assets of the Fund held by it as custodian, except for assets deposited as margin with brokers. Pursuant to the terms of a prime brokerage and custody agreement (the “Prime Brokerage Agreement”) with each prime broker, each prime broker will provide other services to the Fund, which may include margin financing, stock lending, clearance and settlement services. The Prime Brokerage Agreements include provisions requiring the Fund to indemnify the applicable prime broker for any losses incurred by the prime broker in providing services to the Fund so long as the prime broker met the applicable standard of care in the Prime Brokerage Agreement. Each prime broker will be paid such customary fees for its services as the Fund and the prime broker negotiate from time to time.
None of the prime brokers or any other broker that may be appointed will exercise any investment discretion on behalf of the Fund’s assets.

The Investment Manager reserves the right to change the Fund’s prime brokerage and custodian arrangements with respect to each prime broker by agreement with such prime broker, and/or, in its discretion, to appoint additional alternative prime broker(s) and custodian(s).
Trade Error Policy. Transactions may be effected on occasion in a manner that differs from what was intended as a result of trading errors. The Investment Manager reviews any trade errors that it discovers, on a case-by-case basis, and decides what corrective steps to take, if any, after reviewing the error. To the fullest extent permitted by law (including the U.S. federal securities laws), the Investment Manager will not be liable to the Fund for trade errors except for acts that constitute fraud, bad faith, willful misconduct or gross negligence. As a result, losses caused by trade errors are often borne by the Fund. See “Certain Risk Factors - Fund Risks - Execution Risks and Investment Manager Error” for further information.